STATE STREET CORPORATION
2017 STOCK INCENTIVE PLAN
1.Purpose
The purpose of this 2017 Stock Incentive Plan (the “Plan”) of State Street Corporation, a Massachusetts corporation (the “Company”), is to advance the interests of the Company’s shareholders by enhancing the Company’s ability to attract, retain and motivate persons who are expected to make important contributions to the Company and by providing such persons with equity ownership opportunities and performance-based incentives that are intended to better align the interests of such persons with those of the Company’s shareholders. Except where the context otherwise requires, the term “Company” shall include any of the Company’s present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Internal Revenue Code of 1986, as amended, and any regulations thereunder (the “Code”) and any other business venture (including, without limitation, joint venture or limited liability company) in which the Company has a controlling interest, as determined by the Board of Directors of the Company (the “Board”).
2.    Eligibility
All of the Company’s employees, officers and directors, as well as consultants and advisors to the Company (as the terms consultants and advisors are defined and interpreted for purposes of Form S-8 under the Securities Act of 1933, as amended (the “Securities Act”), or any successor form) are eligible to be granted Awards (as defined below) under the Plan. Each person who is granted an Award under the Plan is deemed a “Participant.” The Plan provides for the following types of awards, each of which is referred to as an “Award”: Options (as defined in Section 5), SARs (as defined in Section 6), Restricted Stock (as defined in Section 7), RSUs (as defined in Section 7) and Other Stock-Based Awards (as defined in Section 8). Except as otherwise provided by the Plan, each Award may be made alone or in addition or in relation to any other Award. The terms of each Award need not be identical, and the Board need not treat Participants uniformly.
3.    Administration and Delegation
(a)    Administration by Board of Directors. The Plan will be administered by the Board. The Board shall have authority to grant Awards and to adopt, amend and repeal such administrative rules, guidelines and practices relating to the Plan as it shall deem advisable. The Board may construe and interpret the terms of the Plan and any Award agreements entered into under the Plan. The Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award. All actions and decisions by the Board with respect to the Plan and any Awards shall be made in the Board’s discretion and shall be final and binding on all persons having or claiming any interest in the Plan or in any Award.

(b)    Appointment of Committees. To the extent permitted by applicable law, the Board may delegate any or all of its powers under the Plan to one or more committees or subcommittees of the Board (a “Committee”). All references in the Plan to the “Board” shall mean the Board or a Committee of the Board to the extent that the Board’s powers or authority under the Plan have been delegated to such Committee. During such time as the common stock, $1.00 par value per share, of the Company (the “Common Stock”) is registered under the Securities Exchange Act of 1934 (the “Exchange Act”), the Board shall appoint one such Committee of not less than two members, each member of which shall be an independent director under applicable stock exchange rules, an “outside director” within the meaning of Section 162(m) of the Code or any successor provision thereto, and the regulations thereunder (“Section 162(m)”) and a “non-employee director” as defined in Rule 16b-3 under the Exchange Act.
(c)    Delegation of Granting and Other Authority. The Board or a Committee may delegate to (1) one or more of its members such of its duties, powers and responsibilities as it may determine; (2) to one or more officers of the Company the power and authority to grant or to allocate, consistent with the requirements of Chapter 156D of the Massachusetts General Laws and subject to such limitations under the Plan or as the Board or the Committee may impose, Awards among such persons (other than to any “executive officer” of the Company (as defined by Rule 3b-7 under the Exchange Act) or to any “officer” of the Company (as defined by Rule 16a-1(f) under the Exchange Act)) eligible to receive Awards under the Plan as such delegated member or members of the Board or the Committee or officer or officers of the Company determine consistent with such delegation; and (3) to such employees or other persons as it determines such ministerial tasks as it deems appropriate. In the event of any delegation described in the preceding sentence, references in the Plan to the “Board” shall mean the delegate to the extent that the Board’s powers or authority under the Plan have been delegated to such person.
(d)    Awards to Non-Employee Directors. Awards to non-employee directors will be granted and administered by a Committee, all of the members of which are independent directors as defined by Section 303A.02 of the New York Stock Exchange Listed Company Manual.
4.    Stock Available for Awards
(a)    Number of Shares; Share Counting.
(1)    Authorized Number of Shares. Awards may be made under the Plan (any or all of which Awards may be in the form of Incentive Stock Options (as defined in Section 5(b)) for such number of shares of Common Stock as is equal to the sum of:
(A) 8,300,000 shares of Common Stock; plus

(B) such additional number of shares of Common Stock (up to 28,500,000 shares) as is equal to the sum of (x) the number of shares of Common Stock reserved for issuance under the Company’s 2006 Equity Incentive Plan, as amended (the “Existing Plan”) that remain available for grant under the Existing

Plan immediately prior to the Company’s 2017 Annual Meeting of Shareholders and (y) the number of shares of Common Stock subject to awards granted under the Existing Plan which awards expire, terminate or are otherwise surrendered, canceled, forfeited or repurchased by the Company at their original issuance price pursuant to a contractual repurchase right (subject, however, in the case of Incentive Stock Options to any limitations of the Code).
Shares of Common Stock issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.
(2)    Share Counting. For purposes of counting the number of shares available for the grant of Awards under the Plan under this Section 4(a) and under the sublimits contained in Section 4(b)(2):
(A)    all shares of Common Stock covered by SARs shall be counted against the number of shares available for the grant of Awards under the Plan and against the sublimits contained in Section 4(b)(2); provided, however, that (i) SARs that may be settled only in cash shall not be so counted and (ii) if the Company grants an SAR in tandem with an Option for the same number of shares of Common Stock and provides that only one such Award may be exercised (a “Tandem SAR”), only the shares covered by the Option, and not the shares covered by the Tandem SAR, shall be so counted, and the expiration of one in connection with the other’s exercise will not restore shares to the Plan;
(B)    if any Award (i) expires or is terminated, surrendered or canceled without having been fully exercised or is forfeited in whole or in part (including as the result of shares of Common Stock subject to such Award being repurchased by the Company at the original issuance price pursuant to a contractual repurchase right), or (ii) results in any Common Stock not being issued (including as result of an SAR that was settleable either in cash or in stock actually being settled in cash), the unused Common Stock covered by such Award shall again be available for the grant of Awards. Further, shares of Common Stock delivered (either by actual delivery, attestation or net exercise) to the Company by a Participant to exercise an Award or to satisfy any tax withholding obligations in accordance with Section 11(d) (including shares retained from the Award creating the tax obligation) shall be added back to the number of shares of Common Stock available for the future grant of Awards, provided that no more than the number of shares used to satisfy the statutory minimum tax withholding obligation shall be added back to the Plan pursuant to this section 4(a)(2)(B). However, (1) in the case of Incentive Stock Options, the foregoing shall be subject to any limitations under the Code, (2) in the case of the exercise of an SAR, the number of shares counted against the shares available under the Plan and against the sublimits contained in Section 4(b)(2) shall be the full number of shares subject to the SAR multiplied by the percentage of the SAR actually exercised, regardless of the number of shares actually used to settle such SAR upon exercise and (3) the shares covered by a Tandem SAR shall not again become available for grant upon the expiration or termination of such Tandem SAR; and

(C)    shares of Common Stock repurchased by the Company on the open market using the proceeds from the exercise of an Award shall not increase the number of shares available for future grant of Awards.
(b)    Sublimits. Subject to adjustment under Section 10, the following sublimits on the number of shares subject to Awards shall apply:
(1)    Section 162(m) Per-Participant Limits. The maximum number of shares of Common Stock with respect to which Options may be granted to any person in any calendar year and the maximum number of shares of Common Stock subject to SARs granted to any person in any calendar year shall each be 2,000,000, and the maximum number of shares of Common Stock subject to other Awards granted to any person in any calendar year shall be 2,000,000. The per-Participant limits described in this Section 4(b)(1) shall be construed and applied consistently with Section 162(m).
(2)     Limit Applicable to Non-Employee Directors. In any calendar year, the sum of cash compensation paid to any non-employee director for service as a director (“Director Cash Compensation”) and the value of Awards under the Plan made to such non-employee director (calculated based on the grant date fair value of such Awards for financial reporting purposes) (“Director Equity Compensation”) shall not exceed $1,500,000. The Board may make exceptions to this limit for individual non-employee directors in extraordinary circumstances, as the Committee may determine in its discretion, provided that the non-employee director receiving such additional compensation may not participate in the decision to award such compensation. For purposes of this Section 4(b)(2), Director Cash Compensation and Director Equity Compensation in any calendar year shall include any amounts or grants that would have been paid or made, as applicable, to a particular non-employee director absent such director’s election to defer such compensation pursuant to any arrangement or plan of the Company permitting deferral of such compensation.
(c)    Substitute Awards. In connection with a merger or consolidation of an entity with the Company or the acquisition by the Company of property or stock of an entity, the Board may grant Awards in substitution for any options or other stock or stock-based awards granted by such entity or an affiliate thereof. Substitute Awards may be granted on such terms as the Board deems appropriate in the circumstances, notwithstanding any limitations on Awards contained in the Plan. Substitute Awards shall not count against the overall share limit set forth in Section 4(a)(1) or any sublimits contained in the Plan, except as may be required by reason of Section 422 and related provisions of the Code.
5.    Stock Options
(a)    General. The Board may grant options to purchase Common Stock (each, an “Option”) and determine the number of shares of Common Stock to be covered by each Option, the exercise price of each Option and the conditions and limitations applicable to the exercise of each Option, including conditions relating to applicable federal or state securities laws, as the Board considers necessary or advisable.

(b)    Incentive Stock Options. An Option that the Board intends to be an “incentive stock option” as defined in Section 422 of the Code (an “Incentive Stock Option”) shall only be granted to employees of State Street Corporation, any of State Street Corporation’s present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Code, and any other entities the employees of which are eligible to receive Incentive Stock Options under the Code, and shall be subject to and shall be construed consistently with the requirements of Section 422 of the Code. An Option that is not intended to be an Incentive Stock Option shall be designated a “Nonstatutory Stock Option.” The Company shall have no liability to a Participant, or any other person, if an Option (or any part thereof) that is intended to be an Incentive Stock Option is not an Incentive Stock Option or if the Company converts an Incentive Stock Option to a Nonstatutory Stock Option.
(c)    Exercise Price. The Board shall establish the exercise price of each Option or the formula by which such exercise price will be determined. The exercise price shall be specified in the applicable Option agreement. The exercise price shall not be less than 100% of the Grant Date Fair Market Value (as defined below) of the Common Stock on the date the Option is granted; provided that if the Board approves the grant of an Option with an exercise price to be determined on a future date, the exercise price shall be not less than 100% of the Grant Date Fair Market Value on such future date. “Grant Date Fair Market Value” of a share of Common Stock for purposes of the Plan will be determined as follows:
(1)    if the Common Stock trades on a national securities exchange, the closing sale price (for the primary trading session) on the date of grant; or
(2)    if the Common Stock does not trade on any such exchange, the average of the closing bid and asked prices as reported by an authorized OTCBB market data vendor as listed on the OTCBB website (otcbb.com) on the date of grant; or
(3)    if the Common Stock is not publicly traded, the Board will determine the Grant Date Fair Market Value for purposes of the Plan using any measure of value it determines to be appropriate (including, as it considers appropriate, relying on appraisals) in a manner consistent with the valuation principles under Code Section 409A, except as the Board may expressly determine otherwise.
For any date that is not a trading day, the Grant Date Fair Market Value of a share of Common Stock for such date will be determined by using the closing sale price or average of the bid and asked prices, as appropriate, for the immediately preceding trading day and with the timing in the formulas above adjusted accordingly. The Board can substitute a particular time of day or other measure of “closing sale price” or “bid and asked prices” if appropriate because of exchange or market procedures or can, in its sole discretion, use weighted averages either on a daily basis or such longer period as complies with Code Section 409A.
The Board has sole discretion to determine the Grant Date Fair Market Value for purposes of the Plan, and all Awards are conditioned on the participants’ agreement that the Board’s determination is conclusive and binding even though others might make a different determination.

(d)    Duration of Options. Subject to the provisions of the Plan, each Option shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable Option agreement; provided, however, that no Option will be granted with a term in excess of 10 years.
(e)    Exercise of Options. Options may be exercised by delivery to the Company of a notice of exercise in a form (which may be electronic) approved by the Company, together with payment in full (in the manner specified in Section 5(f)) of the exercise price for the number of shares for which the Option is exercised. Shares of Common Stock subject to the Option will be delivered by the Company as soon as practicable following exercise.
(f)    Payment Upon Exercise. Common Stock purchased upon the exercise of an Option granted under the Plan shall be paid for as follows:
(1)    in cash or by check, payable to the order of the Company;
(2)    except as may otherwise be provided in the applicable Option agreement or approved by the Board, by (i) delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price and any required tax withholding or (ii) delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price and any required tax withholding;
(3)    to the extent provided for in the applicable Option agreement or approved by the Board, by delivery (either by actual delivery or attestation) of shares of Common Stock owned by the Participant valued at their fair market value (valued in the manner determined by (or in a manner approved by) the Board), provided (i) such method of payment is then permitted under applicable law, (ii) such Common Stock, if acquired directly from the Company, was owned by the Participant for such minimum period of time, if any, as may be established by the Board and (iii) such Common Stock is not subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements;
(4)    to the extent provided for in the applicable Nonstatutory Stock Option agreement or approved by the Board, by delivery of a notice of “net exercise” to the Company, as a result of which the Participant would receive (i) the number of shares underlying the portion of the Option being exercised, less (ii) such number of shares as is equal to (A) the aggregate exercise price for the portion of the Option being exercised divided by (B) the fair market value of the Common Stock (valued in the manner determined by (or in a manner approved by) the Board) on the date of exercise;
(5)    to the extent permitted by applicable law and provided for in the applicable Option agreement or approved by the Board, by payment of such other lawful consideration as the Board may determine; or
(6)    by any combination of the above permitted forms of payment.

(g)    Limitation on Repricing. Unless such action is approved by the Company’s shareholders, the Company may not (except as provided for under Section 10): (1) amend any outstanding Option granted under the Plan to provide an exercise price per share that is lower than the then-current exercise price per share of such outstanding Option, (2) cancel any outstanding option (whether or not granted under the Plan) and grant in substitution therefor new Awards under the Plan (other than Awards granted pursuant to Section 4(c)) covering the same or a different number of shares of Common Stock and having an exercise price per share lower than the then-current exercise price per share of the canceled option, (3) cancel in exchange for a cash payment any outstanding Option with an exercise price per share above the then-current fair market value of the Common Stock (valued in the manner determined by (or in a manner approved by) the Board), or (4) take any other action under the Plan that constitutes a “repricing” within the meaning of the rules of the New York Stock Exchange.
(h)    No Reload Options. No Option granted under the Plan shall contain any provision entitling the Participant to the automatic grant of additional Options in connection with any exercise of the original Option.
6.    Stock Appreciation Rights
(a)    General. The Board may grant Awards consisting of stock appreciation rights (“SARs”) entitling the holder, upon exercise, to receive an amount of Common Stock or cash or a combination thereof (such form to be determined by the Board) determined by reference to appreciation, from and after the date of grant, in the fair market value of a share of Common Stock (valued in the manner determined by (or in a manner approved by) the Board) over the measurement price established pursuant to Section 6(b). The date as of which such appreciation is determined shall be the exercise date.
(b)    Measurement Price. The Board shall establish the measurement price of each SAR and specify it in the applicable SAR agreement. The measurement price shall not be less than 100% of the Grant Date Fair Market Value of the Common Stock on the date the SAR is granted; provided that if the Board approves the grant of an SAR effective as of a future date, the measurement price shall be not less than 100% of the Grant Date Fair Market Value on such future date.
(c)    Duration of SARs. Subject to the provisions of the Plan, each SAR shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable SAR agreement; provided, however, that no SAR will be granted with a term in excess of 10 years.
(d)    Exercise of SARs. SARs may be exercised by delivery to the Company of a notice of exercise in a form (which may be electronic) approved by the Company, together with any other documents required by the Board.
(e)    Limitation on Repricing. Unless such action is approved by the Company’s shareholders, the Company may not (except as provided for under Section 10): (1) amend any outstanding SAR granted under the Plan to provide a measurement price per share that is lower than the then-current measurement price per share of such outstanding SAR, (2) cancel any outstanding SAR (whether or not granted under the Plan) and grant in substitution therefor new Awards under the Plan (other than Awards granted pursuant to Section 4(c)) covering the same or a different number of shares of Common Stock and having a measurement price per share lower than the then-current measurement price per share of the cancelled SAR, (3) cancel in exchange for a cash payment any outstanding SAR with a measurement price per share above the then-current fair market value of the Common Stock (valued in the manner determined by (or in a manner approved by) the Board), or (4) take any other action under the Plan that constitutes a “repricing” within the meaning of the rules of the NYSE.
(f)    No Reload SARs. No SAR granted under the Plan shall contain any provision entitling the Participant to the automatic grant of additional SARs in connection with any exercise of the original SAR.
7.    Restricted Stock; RSUs
(a)    General. The Board may grant Awards entitling recipients to acquire shares of Common Stock (“Restricted Stock”), subject to the right of the Company to repurchase all or part of such shares at their issue price or other stated or formula price (or to require forfeiture of such shares if issued at no cost) from the recipient in the event that conditions specified by the Board in the applicable Award are not satisfied prior to the end of the applicable restriction period or periods established by the Board for such Award. The Board may also grant Awards entitling the recipient to receive shares of Common Stock or cash to be delivered at the time such Award vests or is settled by the Company (“RSUs”).
(b)    Terms and Conditions for Restricted Stock and RSUs. Subject to the provisions of the Plan, the Board shall determine the terms and conditions of Restricted Stock and RSUs, including the conditions for vesting and repurchase (or forfeiture) and the issue price, if any.
(c)    Stock Certificates; Dividends. The Company may require that any stock certificates issued in respect of shares of Restricted Stock, as well as dividends or distributions paid on such Restricted Stock, shall be deposited in escrow by the Participant, together with a stock power endorsed in blank, with the Company (or its designee). At the expiration of the applicable vesting, forfeiture and / or restriction periods, the Company (or such designee) shall deliver the certificates no longer subject to such restrictions as well as any dividends or other distributions to the Participant or if the Participant has died, to his or her Designated Beneficiary. “Designated Beneficiary” means (i) the beneficiary designated, in a manner determined by the Board, by a Participant to receive amounts due or exercise rights of the Participant in the event of the Participant’s death or (ii) in the absence of an effective designation by a Participant, the Participant’s estate.
(d)    Additional Provisions Relating to RSUs.
(1)    Settlement. Upon the vesting of and/or lapsing of any other restrictions (i.e., settlement) with respect to each RSU, the Participant shall be entitled to receive from the Company the number of shares of Common Stock specified in the Award agreement or (if so provided in the applicable Award agreement or otherwise determined by the Board) an amount of cash equal to the fair market value (valued in the manner determined by (or in a manner approved by) the Board) of such number of shares or a combination thereof. The Board may provide that settlement of RSUs shall be deferred, on a mandatory basis or at the election of the Participant, in a manner that complies with Section 409A of the Code or any successor provision thereto, and the regulations thereunder (“Section 409A”).
(2)    Voting Rights. A Participant shall have no voting rights with respect to any RSUs.
8.    Other Stock-Based Awards
(a)    General. The Board may grant other Awards of shares of Common Stock, and other Awards that are valued in whole or in part by reference to, or are otherwise based on, shares of Common Stock or other property (“Other Stock-Based Awards”). Such Other Stock-Based Awards shall also be available as a form of payment in the settlement of other Awards granted under the Plan or as payment in lieu of compensation to which a Participant is otherwise entitled. Other Stock-Based Awards may be paid in shares of Common Stock or cash, as the Board shall determine.
(b)    Terms and Conditions. Subject to the provisions of the Plan, the Board shall determine the terms and conditions of each Other Stock-Based Award, including any purchase price applicable thereto.
9.    Performance Awards.
(a)    Grants. Restricted Stock, RSUs and Other Stock-Based Awards under the Plan may be made subject to the achievement of performance goals pursuant to this Section 9 (“Performance Awards”).
(b)    Committee. Grants of Performance Awards to any Covered Employee (as defined below) intended to qualify as “performance-based compensation” under Section 162(m) (“Performance-Based Compensation”) shall be made only by a Committee (or a subcommittee of a Committee) comprised solely of two or more directors eligible to serve on a committee making Awards qualifying as “performance-based compensation” under Section 162(m). In the case of such Awards granted to Covered Employees, references to the Board or to a Committee shall be treated as referring to such Committee (or subcommittee). “Covered Employee” shall mean any person who is, or whom the Committee, in its discretion, determines may be, a “covered employee” under Section 162(m)(3) of the Code.
(c)    Performance Measures. For any Award that is intended to qualify as Performance-Based Compensation, the Committee shall specify that the degree of granting, vesting and/or payout shall be subject to the achievement of one or more objective performance measures established by the Committee, which shall be based on the relative or absolute attainment of specified levels of one or any combination of the following, which may be determined pursuant to generally accepted accounting principles (“GAAP”) or on a non-GAAP basis, as determined by the Committee (the “Performance Measures”):

i) earnings or earnings per share
ii) return on equity
iii) return on assets
iv) return on capital
v) cost of capital
vi) total stockholder return
vii) revenue
viii) market share
ix) quality/service
x) organizational development
xi) strategic initiatives (including acquisitions or dispositions)

xii) risk control
xiii) expense
xiv) operating leverage
xv) operating fee leverage
xvi) capital ratios
xvii) liquidity ratios
xviii) income
xix) comprehensive capital analysis and review (CCAR)
xx) other regulatory-related metric

Such goals may reflect absolute entity or business unit performance or a relative comparison to the performance of a peer group of entities or other external measure of the selected performance criteria and may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated. The Performance Measures: (x) may vary by Participant and may be different for different Awards; (y) may be particular to a Participant or the department, branch, line of business, subsidiary or other unit in which the Participant works and may cover such period as may be specified by the Committee; and (z) shall be set by the Committee within the time period prescribed by, and shall otherwise comply with the requirements of, Section 162(m). Awards that are not intended to qualify as Performance-Based Compensation may be based on these or such other performance measures as the Board may determine.
(d)    Adjustments to Performance Measures. The Committee may provide, no later than the deadline for establishing the Performance Measures for a year, that one or more of the Performance Measures applicable to an Award or Awards for such year will be adjusted in an objectively determinable manner to reflect events (for example, but without limitation, acquisitions, dispositions, joint ventures or restructurings, expenses associated with acquisitions, dispositions, joint ventures or restructurings, amortization of purchased intangibles associated with acquisitions, impact (dilution and expenses) of securities issuances (debt or equity) to finance, or in contemplation of, acquisitions or ventures, merger and integration expenses, changes in accounting principles or interpretations, changes in tax law or financial regulatory law, impairment charges, fluctuations in foreign currency exchange rates, charges for restructuring or rationalization programs (e.g., cost of workforce reductions, facilities or lease abandonments, asset impairments), one-time insurance claims payments, extraordinary and/or non-recurring items, litigation, regulatory matter or tax rate changes) occurring during the year that affect the applicable Performance Measure.
(e)    Adjustments to Performance-Based Compensation. Notwithstanding any provision of the Plan, with respect to any Performance Award that is intended to qualify as Performance-Based Compensation, the Committee may adjust downwards, but not upwards, the number of shares payable pursuant to such Award, and the Committee may not waive the achievement of the applicable performance measures except in the case of the death or disability of the Participant or a change in control of the Company.
(f)    Other. The Committee shall have the power to impose such other restrictions on Performance Awards as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements for Performance-Based Compensation. With respect to any Performance Award that is intended to qualify as Performance-Based Compensation, the Plan and such Award will be construed to the maximum extent permitted by law in a manner consistent with qualifying such Award for such exception. With respect to such Performance Awards, the Committee will preestablish, in writing, one or more specific performance measures no later than 90 days after the commencement of the period of service to which the performance relates (or at such earlier time as is required to qualify the Performance Award as Performance-Based Compensation). Prior to grant, vesting or payment of such Performance Award, as the case may be, the Committee will certify whether the applicable performance measures have been attained and such determination will be final and conclusive. No Performance Award that is intended to qualify as Performance-Based Compensation may be granted after the first meeting of the shareholders of the Company held in 2022 until the performance measures set forth in Section 9(c) (as originally approved or as subsequently amended) have been resubmitted to and reapproved by the shareholders of the Company in accordance with the requirements of Section 162(m), unless such grant is made contingent upon such approval.
10.    Adjustments for Changes in Common Stock and Certain Other Events
(a)    Changes in Capitalization. In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any dividend or distribution to holders of Common Stock other than an ordinary cash dividend, (i) the number and class of securities available under the Plan, (ii) the share counting rules and sublimits set forth in Sections 4(a) and 4(b), (iii) the number and class of securities and exercise price per share of each outstanding Option, (iv) the share and per-share provisions and the measurement price of each outstanding SAR, (v) the number of shares subject to and the repurchase price per share subject to each outstanding award of Restricted Stock and (vi) the share and per-share-related provisions and the purchase price, if any, of each outstanding RSU and each Other Stock-Based Award, shall be equitably adjusted by the Company (or substituted Awards may be made, if applicable) in the manner determined by the Board. Without limiting the generality of the foregoing, in the event the Company effects a split of the Common Stock by means of a stock dividend and the exercise price of and the number of shares subject to an outstanding Option are adjusted as of the date of the distribution of the dividend (rather than as of the record date for such dividend), then an optionee who exercises an Option between the record date and the distribution date for such stock dividend shall be entitled to receive, on the distribution date, the stock dividend with respect to the shares of Common Stock acquired upon such Option exercise, notwithstanding the fact that such shares were not outstanding as of the close of business on the record date for such stock dividend.
(b)    Covered Transactions and Change in Control.

(1)    Definitions.

(i)	A “Covered Transaction” shall mean:

(A)
a consolidation, merger, or similar transaction or series of related transactions, including a sale or other disposition of stock, in which the Company is not the surviving corporation or which results in the acquisition of all or substantially all of the Company’s then outstanding Common Stock by a single person or entity or by a group of persons and/or entities acting in concert;

(B)	a sale or transfer of all or substantially all the Company’s assets; or

(C)	a dissolution or liquidation of the Company.
Where a Covered Transaction involves a tender offer that is reasonably expected to be followed by a merger described in clause (A) (as determined by the Board), the Covered Transaction shall be deemed to have occurred upon consummation of the tender offer.

(ii)	A “Change in Control ” shall mean:

(A)
the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 25% or more of either (I) the then-outstanding shares of Common Stock (the “Outstanding Company Common Stock”) or (II) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); excluding, however, the following acquisitions of Outstanding Company Common Stock and Outstanding Company Voting Securities: (W) any acquisition directly from the Company, (X) any acquisition by the Company, (Y) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (Z) any acquisition by any Person pursuant to a transaction which complies with clauses (I), (II) and (III) of subsection (C) of this definition;

(B)
individuals who, as of the effective date of the Plan, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual who becomes a member of the Board subsequent to such effective date, whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board; but, provided further, that any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board shall not be so considered as a member of the Incumbent Board; or

(C)
consummation by the Company of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (“Business Combination”); excluding, however, such a Business Combination pursuant to which (I) all or substantially all of the individuals and entities who are the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination own, directly or indirectly, more than 50% of, respectively, the outstanding shares of common stock, and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (II) no Person (other than any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or such corporation resulting from such Business Combination) will beneficially own, directly or indirectly, 25% or more of, respectively, the outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the outstanding voting securities of such corporation entitled to vote generally in the election of directors except to the extent that such ownership existed with respect to the Company prior to the Business Combination and (III) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

(D)	the approval by the shareholders of the Company of a complete liquidation or dissolution of the Company;
provided, that, to the extent necessary to ensure compliance with the requirements of Section 409A, where applicable, an event described above shall be treated as a Change in Control only if it also constitutes or results in a change in ownership or control of the Company, or a change in ownership of assets of the Company, described in Section 409A.

(iii)	“Cause” shall mean:

(A)	If the Participant is party to an employment or similar agreement with the Company that contains a definition of “Cause,” that definition shall apply for purposes of the Plan.

(B)
Otherwise, “Cause” shall mean any (I) willful failure by the Participant, which failure is not cured within 30 days of written notice to the Participant from the Company, to perform his or her material responsibilities to the Company or (II) willful misconduct by the Participant which is materially injurious to the Company.

For purposes of this definition of “Cause,” reference to the “Company” shall include the acquiror or survivor (or an affiliate of the acquiror or survivor) in the applicable Change in Control.

(iv)	“Good Reason” shall mean:

(A)	If the Participant is party to an employment or similar agreement with the Company that contains a definition of “Good Reason,” that definition shall apply for purposes of the Plan.

(B)
Otherwise, “Good Reason” shall mean any significant diminution in the Participant’s duties, authority, or responsibilities from and after such Change in Control, as the case may be, or any material reduction in the base compensation payable to the Participant from and after such Change in Control, as the case may be, or the relocation of the place of business at which the Participant is principally located to a location that is greater than 50 miles from its location immediately prior to such Change in Control. Notwithstanding the occurrence of any such event or circumstance, such occurrence shall not be deemed to constitute Good Reason unless (I) the Participant gives the Company the notice of termination no more than 90 days after the initial existence of such event or circumstance, (II) such event or circumstance has not been fully corrected and the Participant has not been reasonably compensated for any losses or damages resulting therefrom within 30 days of the Company’s receipt of such notice and (III) the Participant’s termination of Employment occurs within six months following the Company’s receipt of such notice.

For purposes of this definition of “Good Reason,” reference to the “Company” shall include the acquiror or survivor (or an affiliate of the acquiror or survivor) in the applicable Change in Control.

(v)
“Employment” shall mean a Participant’s employment or other service relationship with the Company and its subsidiaries. Employment will be deemed to continue, unless the Board expressly provides otherwise, so long as the Participant is employed by, or otherwise is providing services in a capacity described in Section 1 to the Company or its subsidiaries. If a Participant’s employment or other service relationship is with a subsidiary of the Company and that entity ceases to be a subsidiary, the Participant’s Employment will be deemed to have terminated when the entity ceases to be subsidiary of the Company unless the Participant transfers Employment to the Company or its remaining subsidiaries.

(2)    Effect on Awards.

(i)	Covered Transactions. Except as otherwise provided in an Award, the following provisions shall apply in the event of a Covered Transaction:

(A)
Assumption or Substitution. If the Covered Transaction is one in which there is an acquiring or surviving entity, the Board may provide for the assumption of some or all outstanding Awards or for the grant of new awards in substitution therefor by the acquiror or survivor or an affiliate of the acquiror or survivor.

(B)
Cash-Out of Awards. If the Covered Transaction is one in which holders of Common Stock will receive upon consummation a payment (whether cash, non-cash or a combination of the foregoing), the Board may provide for payment (a “cash-out”), with respect to some or all Awards, equal in the case of each affected Award to the excess, if any, of (A) the fair market value of one share of Common Stock (as determined by the Board in its reasonable discretion) times the number of shares of Common Stock subject to the Award, over (B) the aggregate exercise or purchase price, if any, under the Award (in the case of an SAR, the aggregate base price above which appreciation is measured), in each case on such payment terms (which need not be the same as the terms of payment to holders of Common Stock) and other terms, and subject to such conditions, as the Board determines.

(C)
Acceleration of Certain Awards. If the Covered Transaction (whether or not there is an acquiring or surviving entity) is one in which there is no assumption, substitution or cash-out, each Award requiring exercise will become fully exercisable, each Award of Restricted Stock will become fully vested and the delivery of shares of Common Stock deliverable under each outstanding award of RSUs, Performance Awards (to the extent consisting of RSUs) and Other Stock-Based Awards will be accelerated and such shares will be delivered, prior to the Covered Transaction, in each case on a basis that gives the holder of the Award a reasonable opportunity, as determined by the Board, following exercise of the Award or the delivery of the shares, as the case may be, to participate as a shareholder in the Covered Transaction.

(D)
Termination of Awards Upon Consummation of Covered Transaction. Each Award (unless assumed or substituted pursuant to Section 10(b)(2)(i)(A) above), other than outstanding shares of Restricted Stock (which shall be treated in the same manner as other shares of Common Stock, subject to Section 10(b)(2)(i)(E) below), will terminate upon consummation of the Covered Transaction.

(E)
Additional Limitations. Any share of Common Stock delivered pursuant to Section 10(b)(2)(i)(A) or Section 10(b)(2)(i)(C) above with respect to an Award may, in the discretion of the Board, contain such restrictions, if any, as the Board deems appropriate to reflect any performance or other vesting conditions to which the Award was subject. In the case of Restricted Stock, the Board may require that any amounts delivered, exchanged or otherwise paid in respect of such Common Stock in connection with the Covered Transaction be placed in escrow or otherwise made subject to such restrictions as the Board deems appropriate to carry out the intent of the Plan.

(ii)	Change in Control. Notwithstanding any other provision of the Plan to the contrary, in the event of a Change in Control:

(A)
Acceleration of Options and SARs; Effect on Other Awards. If, on or prior to the first anniversary of the consummation of the Change in Control, the Participant’s Employment with the Company is terminated for Good Reason by the Participant or is terminated without Cause by the Company, all Options and SARs outstanding as of the date such Change in Control is consummated and which are not then exercisable shall become exercisable to the full extent of the original grant, all shares of Restricted Stock which are not otherwise vested shall vest, and Performance Awards granted hereunder shall vest to the extent set forth in the applicable Award agreement.

(B)
Restriction on Application of Plan Provisions Applicable in the Event of Termination of Employment. After a Change of Control, Options and SARs granted under Section 10(b)(2)(i)(A) as substitution for existing Awards shall remain exercisable following a termination of Employment (other than termination by reason of death, disability (as determined by the Company) or retirement (as defined in the Award)) for the lesser of (I) a period of seven (7) months, or (II) the period ending on the latest date on which such Option or SAR could otherwise have been exercised.

(C)
Restriction on Amendment. In connection with or following a Change in Control, the Board may not impose additional conditions upon exercise or otherwise amend or restrict any Award, or amend the terms of the Plan in any manner adverse to the holder thereof, without the written consent of such holder.

11.    General Provisions Applicable to Awards
(a)    Transferability of Awards. Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by a Participant, either voluntarily or by operation of law,

except by will or the laws of descent and distribution or, other than in the case of an Incentive Stock Option, pursuant to a qualified domestic relations order, and, during the life of the Participant, shall be exercisable only by the Participant; provided, however, that, except with respect to Awards subject to Section 409A, the Board may permit or provide in an Award for the gratuitous transfer of the Award by the Participant to or for the benefit of any immediate family member, family trust or other entity established for the benefit of the Participant and/or an immediate family member thereof if the Company would be eligible to use a Form S-8 under the Securities Act for the registration of the sale of the Common Stock subject to such Award to such proposed transferee; provided further, that the Company shall not be required to recognize any such permitted transfer until such time as such permitted transferee shall, as a condition to such transfer, deliver to the Company a written instrument in form and substance satisfactory to the Company confirming that such transferee shall be bound by all of the terms and conditions of the Award. References to a Participant, to the extent relevant in the context, shall include references to authorized transferees. For the avoidance of doubt, nothing contained in this Section 11(a) shall be deemed to restrict a transfer to the Company.
(b)    Documentation. Each Award shall be evidenced in such form (written, electronic or otherwise) as the Board shall determine. Each Award may contain terms and conditions in addition to those set forth in the Plan.
(c)    Termination of Status. Unless the Board expressly provides otherwise, immediately upon the cessation of a Participant’s Employment (as defined in Section 10(b)(1)(v)), (i) each Award requiring exercise that is then held by the Participant or by the Participant’s permitted transferees, if any, will cease to be exercisable and will terminate, and (ii) all other Awards that are then held by the Participant or by the Participant’s permitted transferees, if any, to the extent not already vested will be forfeited, except that:
(1)    subject to (2) and (3) below, all Options and SARs held by the Participant or the Participant’s permitted transferees, if any, immediately prior to the cessation of the Participant’s Employment with the Company, to the extent then exercisable, will remain exercisable for the lesser of (i) a period of three months and (ii) the period ending on the latest date on which such Option or SAR could have been exercised without regard to this Section 11(c), and will thereupon terminate;
(2)    all Options and SARs held by a Participant or the Participant’s permitted transferees, if any, immediately prior to the Participant’s death, to the extent then exercisable, will remain exercisable for the lesser of (i) the one year period ending with the first anniversary of the Participant’s death and (ii) the period ending on the latest date on which such Option or SAR could have been exercised without regard to this Section 11(c), and will thereupon terminate; and
(3)    all Options and SARs held by a Participant or the Participant’s permitted transferees, if any, immediately prior to the cessation of the Participant’s Employment with the Company will immediately terminate upon such cessation if the Board in its sole discretion determines that such cessation of Employment has resulted for reasons which cast such discredit on the Participant as to justify immediate termination of the Award.

(d)    Withholding. The Participant must satisfy all applicable federal, state, and local or other income and employment tax withholding obligations before the Company will deliver stock certificates or otherwise recognize ownership of Common Stock under an Award. The Company may elect to satisfy the withholding obligations through additional withholding on salary or wages. If the Company elects not to or cannot withhold from other compensation, the Participant must pay the Company the full amount, if any, required for withholding or have a broker tender to the Company cash equal to the withholding obligations. Payment of withholding obligations is due before the Company will issue any shares on exercise, vesting or release from forfeiture of an Award or at the same time as payment of the exercise or purchase price, unless the Company determines otherwise. If provided for in an Award or approved by the Board, a Participant may satisfy the tax obligations in whole or in part by delivery (either by actual delivery or attestation) of shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their fair market value (valued in the manner determined by (or in a manner approved by) the Company); provided, however, except as otherwise provided by the Board, that the total tax withholding where stock is being used to satisfy such tax obligations cannot exceed the Company’s minimum statutory withholding obligations (based on minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to such supplemental taxable income), except that, to the extent that the Company is able to retain shares of Common Stock having a fair market value (determined by (or in a manner approved by) the Company) that exceeds the statutory minimum applicable withholding tax without material financial accounting implications or the Company is withholding in a jurisdiction that does not have a statutory minimum withholding tax, the Company may retain such number of shares of Common Stock (up to the number of shares having a fair market value equal to the maximum individual statutory rate of tax (determined by (or in a manner approved by) the Company)) as the Company shall determine in its sole discretion to satisfy the tax liability associated with any Award. Shares used to satisfy tax withholding requirements cannot be subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements.
(e)    Amendment of Award. Except as otherwise provided in Section 5(g) and 6(e), the Board may amend, modify or terminate any outstanding Award, including but not limited to, substituting therefor another Award of the same or a different type, changing the date of exercise or realization, and converting an Incentive Stock Option to a Nonstatutory Stock Option. The The Board may at any time accelerate the vesting or exercisability of an Award, regardless of any adverse or potentially adverse tax consequences resulting from such acceleration. The Participant’s consent to such action shall be required unless (i) the Board determines that the action, taking into account any related action, does not materially and adversely affect the Participant’s rights under the Plan or (ii) the change is permitted under Section 10 or the foregoing sentence.
(f)    Conditions on Delivery of Stock. The Company will not be obligated to deliver any shares of Common Stock pursuant to the Plan or to remove restrictions from shares previously issued or delivered under the Plan until (i) all conditions of the Award have been met or removed to the satisfaction of the Company, (ii) in the opinion of the Company’s counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and regulations and any applicable stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations..
(g)    Dividend Equivalents. The Board may provide for the payment of amounts in lieu of cash dividends or other cash distributions (“Dividend Equivalents”) with respect to shares of Common Stock subject to an Award, provided that such Dividend Equivalents shall be subject to the same vesting and forfeiture provisions as the Award with respect to which they may be paid. Any entitlement to dividend equivalents or similar entitlements shall be established and administered consistent either with exemption from, or compliance with the requirements of Section 409A to the extent applicable.
12.    Miscellaneous
(a)    No Right To Employment or Other Status. No person shall have any claim or right to be granted an Award by virtue of the adoption of the Plan, and the grant of an Award shall not be construed as giving a Participant the right to continued Employment. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Award.
(b)    No Rights As Shareholder; Clawback. Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a shareholder with respect to any shares of Common Stock to be issued with respect to an Award until becoming the record holder of such shares. In accepting an Award under the Plan, a Participant shall agree to be bound by any clawback policy the Company has adopted or may adopt in the future, or any other compensation recovery requirements that the Company determines are necessary or appropriate to be applicable to an Award.
(c)    Effective Date and Term of Plan. The Plan shall become effective on the date the Plan is approved by the Company’s shareholders (the “Effective Date”). No Awards shall be granted under the Plan after the expiration of 10 years from the Effective Date, but Awards previously granted may extend beyond that date.
(d)    Amendment of Plan. The Board may amend, suspend or terminate the Plan or any portion thereof at any time provided that (i) to the extent required by Section 162(m), no Award granted to a Participant that is intended to comply with Section 162(m) after the date of such amendment shall become exercisable, realizable or vested, as applicable to such Award, unless and until the Company’s shareholders approve such amendment in the manner required by Section 162(m); (ii) no amendment that would require shareholder approval under the rules of the national securities exchange on which the Company then maintains its primary listing may be made effective unless and until the Company’s shareholders approve such amendment; and (iii) if the national securities exchange on which the Company then maintains its primary listing does not have rules regarding when shareholder approval of amendments to equity compensation plans is required (or if the Common Stock is not then listed on any national securities exchange), then no amendment to the Plan (A) materially increasing the number of shares authorized under the Plan (other than pursuant to Section 4(c) or 10), (B) expanding the types of Awards that may be granted under the Plan, or (C) materially expanding the class of participants eligible to participate in the Plan shall be effective unless and until the Company’s shareholders approve such amendment. In addition, if at any time the approval of the Company’s shareholders is required as to any other modification or amendment under Section 422 of the Code or any successor provision with respect to Incentive Stock Options, the Board may not effect such modification or amendment without such approval. Unless otherwise specified in the amendment, any amendment to the Plan adopted in accordance with this Section 12(d) shall apply to, and be binding on the holders of, all Awards outstanding under the Plan at the time the amendment is adopted, provided the Board determines that such amendment, taking into account any related action, does not materially and adversely affect the rights of Participants under the Plan. No Award shall be made that is conditioned upon shareholder approval of any amendment to the Plan unless the Award provides that (i) it will terminate or be forfeited if shareholder approval of such amendment is not obtained within no more than 12 months from the date of grant and (2) it may not be exercised or settled (or otherwise result in the issuance of Common Stock) prior to such shareholder approval.
(e)    Authorization of Sub-Plans (including for Grants to non-U.S. Employees). The Board may from time to time establish one or more sub-plans under the Plan for purposes of satisfying applicable securities, tax or other laws of various jurisdictions. The Board shall establish such sub-plans by adopting supplements to the Plan containing (i) such limitations on the Board’s discretion under the Plan as the Board deems necessary or desirable or (ii) such additional terms and conditions not otherwise inconsistent with the Plan as the Board shall deem necessary or desirable. All supplements adopted by the Board shall be deemed to be part of the Plan, but each supplement shall apply only to Participants within the affected jurisdiction and the Company shall not be required to provide copies of any supplement to Participants in any jurisdiction which is not the subject of such supplement.
(f)    Compliance with Section 409A of the Code. Except as provided in individual Award agreements initially or by amendment, if and to the extent (i) any portion of any payment, compensation or other benefit provided to a Participant pursuant to the Plan in connection with his or her employment termination constitutes “nonqualified deferred compensation” within the meaning of Section 409A and (ii) the Participant is a specified employee as defined in Section 409A(a)(2)(B)(i) of the Code, in each case as determined by the Company in accordance with its procedures, by which determinations the Participant (through accepting the Award) agrees that he or she is bound, such portion of the payment, compensation or other benefit shall not be paid before the day that is six months plus one day after the date of “separation from service” (as determined under Section 409A) (the “New Payment Date”), except as Section 409A may then permit. The aggregate of any payments that otherwise would have been paid to the Participant during the period between the date of separation from service and the New Payment Date shall be paid to the Participant in a lump sum on such New Payment Date, and any remaining payments will be paid on their original schedule.

The Company makes no representations or warranty and shall have no liability to the Participant or any other person if any provisions of or payments, compensation or other benefits under the Plan are determined to constitute nonqualified deferred compensation subject to Section 409A but do not to satisfy the conditions of that section.
(g)    Limitations on Liability. Notwithstanding any other provisions of the Plan, no individual acting as a director, officer, employee or agent of the Company will be liable to any Participant, former Participant, spouse, beneficiary, or any other person for any claim, loss, liability, or expense incurred in connection with the Plan, nor will such individual be personally liable with respect to the Plan because of any contract or other instrument he or she executes in his or her capacity as a director, officer, employee or agent of the Company. The Company will indemnify and hold harmless each director, officer, employee or agent of the Company to whom any duty or power relating to the administration or interpretation of the Plan has been or will be delegated, against any cost or expense (including attorneys’ fees) or liability (including any sum paid in settlement of a claim with the Board’s approval) arising out of any act or omission to act concerning the Plan unless arising out of such person’s own fraud or bad faith.
(h)    Governing Law. The provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of the Commonwealth of Massachusetts, excluding choice-of-law principles of the law of such state that would require the application of the laws of a jurisdiction other than the Commonwealth of Massachusetts. In accepting an Award under the Plan, a Participant shall agree that the Award is granted by the Company, with respect to Common Stock issued by the Company, and that any claim with respect to the Award may only be raised against the Company in a court of competent jurisdiction in the Commonwealth of Massachusetts, regardless of whether the Participant is or was employed by the Company or a Subsidiary.

STATE STREET CORPORATION
2017 STOCK INCENTIVE PLAN

2017 Deferred Stock Award Agreement (Regulatory)

Subject to your acceptance of the terms set forth in this agreement (“Agreement”), State Street Corporation (“Company”) has awarded you, under the State Street Corporation 2017 Equity Incentive Plan (“Plan”), and pursuant to this Agreement and the terms set forth herein (“Award”), a contingent right to receive the number of shares of Common Stock (the right to receive such Common Stock, “Deferred Shares”) as set forth in the information pertaining to this Award on the website (“Website”) maintained by the Equity Administrator (Fidelity or another party designated by the Company) (“Statement”). Copies of the Plan and of the Company’s U.S. Prospectus for the Plan are located on the Website for your reference, and your acceptance of this Award constitutes your acknowledgement that you have read and understood the Plan and such Prospectus. The provisions of the Plan are incorporated herein by reference, and all terms used herein shall have the meaning given to them in the Plan, except as otherwise expressly provided herein. In the event of any conflict between the provisions of this Agreement and the provisions of the Plan, the provisions of the Plan shall control.
The terms of your Award, are as follows:

1.	Grant of Deferred Shares.
To be entitled to any payment under this Award, you must accept your Award and in so doing agree to comply with the terms and conditions of this Agreement and Appendix A (which is incorporated into, and forms a material and integral part of, this Agreement). Failure to accept this Award within thirty (30) days following the posting of this Agreement on the Website will result in forfeiture of this Award. Subject to the terms and conditions of this Agreement, the Deferred Shares shall vest according to the vesting schedule set forth in your Statement. The term “vest” as used herein means the lapsing of certain (but not all) restrictions described herein and in the Plan with respect to one or more Deferred Shares. To vest in all or any portion of this Award as of any date, you must have been continuously employed with the Company or any Subsidiary from and after the date hereof and until (and including) the applicable vesting date, except as otherwise provided herein.
This Award is subject to any forfeiture, compensation recovery or similar requirements under applicable law and related implementing regulations and guidance, and to other forfeiture, compensation recovery or similar requirements under policies and practices of the Company or subsidiaries, the employees of which are eligible to receive awards under the Plan (“Subsidiaries”) in effect from time to time. In the event that under any applicable law or related implementing regulations, or guidance, or pursuant to any Company policies or practices, the Board is required to reduce or cancel any amount remaining to be paid, or to recover any amount previously paid, with respect to this Award, or to otherwise impose or apply restrictions on this Award or shares of Common Stock subject hereto, it shall, in its sole discretion, be authorized to do so.

2.	Payment of Common Stock; Shareholder Rights.

Upon the vesting of Deferred Shares, the Company will issue and transfer to you, no later than sixty (60) days following such vesting dates, the number of shares of Common Stock specified in the vesting schedule in your Statement. Prior to that time you will have no rights as a shareholder with respect to the Deferred Shares. Without limiting the foregoing, prior to the issuance and transfer to you of shares of Common Stock pursuant to this Agreement, you will have no right to receive dividends or amounts in lieu of dividends with respect to Deferred Shares and no right to vote Deferred Shares or Common Stock. The Company’s obligation to issue and transfer Common Stock in the future pursuant to this Agreement is an unsecured and unfunded contractual obligation.

3.	Identified Staff Holding Requirement.
Notwithstanding anything herein to the contrary, you agree and covenant that, as a condition to the receipt of this Award and the payment of the Deferred Shares hereunder, in the event the Company or any Subsidiary notifies you at any time before or after this Award is made (but before it has vested) that you have been designated Identified Staff for purposes of the Capital Requirements Directive IV (or any implementing or successor rule, regulation or guidance, including the rules and regulations of the United Kingdom Financial Conduct Authority (“FCA”) or Prudential Regulation Authority (“PRA”) or any other applicable regulatory authority), you will not sell or otherwise transfer any shares of Common Stock issued and transferred to you pursuant to this Award until the date that is at least six months and one day (or such longer period as is stipulated by the FCA, the PRA or any other applicable regulatory authority) after the vesting date of Deferred Shares paid in connection with this Award, except that (a) you shall be permitted to sell, upon such vesting date, a number of shares of Common Stock sufficient to pay applicable tax and social security withholding, if any, with respect to such vesting (or, alternatively, if the Company withholds such shares pursuant to Section 9 of this Agreement, the requirements in this Section 3 not to sell or otherwise transfer any shares shall only apply to the number of such shares delivered to you (i.e., after such withholding of shares)), (b) transfers by will or pursuant to the laws of descent or distribution are permitted and (c) this holding requirement shall not apply to such portion of the Deferred Shares, if any, that were awarded with respect to a period of time, as determined by the Company in its discretion, during which you were not subject to such holding requirement.  Any attempt by you (or in the case of your death, by your Designated Beneficiary) to assign or transfer shares of Common Stock subject to this Award, either voluntarily or involuntarily, contrary to the provisions hereof, shall be null and void and without effect.  The Company may, in its sole discretion, impose restrictions on the assignment or transfer of shares of Common Stock consistent with the provisions hereof, including, without limitation, by or through the transfer agent for such shares or by means of legending Common Stock certificates or otherwise.

4.	General Circumstances of Forfeiture.
(a)You will immediately forfeit any and all rights to receive shares of Common Stock under this Agreement, less any shares that have previously vested, in the event (i) you cease to be employed by the Company and its Subsidiaries due to Circumstances of Forfeiture or (ii) the Company or Subsidiary that employs you (“Employer”), in its sole discretion, determines that circumstances prior to the date on which you ceased to be employed by the Company and its Subsidiaries for any reason constituted grounds for an involuntary termination constituting Circumstances of Forfeiture.

(b)If your Employment terminates by reason of Retirement or Disability or for reasons other than for Circumstances of Forfeiture, then unless accelerated as provided in Section 8, your unvested right to receive shares of Common Stock hereunder shall continue to vest in accordance with the vesting schedule detailed in your Statement and subject to the terms and conditions of this Agreement.
(c)For purposes hereof:
(i)“Circumstances of Forfeiture” means the termination of your Employment with the Company and its Subsidiaries either (A) voluntarily (other than (x) Retirement or (y) for Good Reason on or prior to the first anniversary of a Change in Control (each as defined in the Plan)) or (B) involuntarily for reasons determined by the Company or the relevant Subsidiary in its sole discretion to constitute “gross misconduct” (including while you are Retirement eligible).
(ii)“Retirement” means your attainment of age 55 and completion of 5 years of continuous service (calculated from the most recent date of hire) with the Company and its Subsidiaries.
(iii)“Disability” means (A) your inability to engage in any substantially gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in your death or can be expected to last for a continuous period of not less than 12 months (an “impairment”) or (B) if you, as a result of the impairment described in subparagraph (A), receive income replacement benefits for a period of not less than 3 months under a plan of the Company or a Subsidiary.

5.	Malus-Based Forfeiture.
Any amount remaining to be paid in respect of this Award may, in the sole discretion of the Board, be reduced or cancelled, in the event that it is determined by the Board, in its sole discretion, that your actions, whether discovered during or after your Employment with the Employer, exposed the Business to an inappropriate risk or risks (including where you failed to timely identify, analyze, assess or raise concerns about such risk or risks, including in a supervisory capacity, where it was reasonable to expect you to do so), and such exposure has resulted or could reasonably be expected to result in a material loss or losses that are or would be substantial in relation to the revenues, capital and overall risk tolerance of the Business. The Business shall mean State Street Corporation, together with its direct and indirect subsidiaries on a consolidated basis (“State Street”), or, to the extent you devote substantially all of your business time to a particular business unit (e.g., Global Services Americas, Global Services International, State Street Global Advisors, State Street Global Markets, State Street Global Exchange or State Street Sector Solutions) or business division (e.g., Alternative Investment Solutions, Securities Lending, etc.), Business shall refer to such business unit or business division.

6.	Identified Staff Malus-Based Forfeiture and Clawback.
(a)     In the event the Company or any Subsidiary notifies you at any time before or after this Award is made that you have been designated Identified Staff for purposes of the PRA Remuneration Code, you acknowledge and agree that this Award is subject to the provisions of this Section 6 for a period of seven (7) years from the date this Award is granted. This seven (7)-year period may be extended to ten (10) years in certain circumstances where (i) the Company has commenced an investigation into facts or events which it considers could potentially lead to the application of a clawback under this Section 6 were it not for the expiration of the seven (7)-year period; or (ii) the Company has been notified by a regulatory authority that an investigation has commenced into facts or events which the Company considers could potentially lead to the application of clawback by the Company under this Section 6 were it not for the expiration of the seven (7)-year period.

(b)     If the Company determines that a PRA Forfeiture Event has occurred it may elect to reduce or cancel all or part of any amount remaining to be paid in respect of this Award (“PRA Malus-Based Forfeiture”).

(c)     If the Company determines that a PRA Clawback Event has occurred it may require the repayment by you (or otherwise seek to recover from you) of all or part of any compensation paid to you in respect of this Award (“PRA Clawback”).

(d)The Company may produce guidelines from time to time in respect of its operation of the provisions of this Section 6. The Company intends to apply such guidelines in deciding whether and when to effect any reduction, cancellation or recovery of compensation but, in the event of any inconsistency between the provisions of this Section 6 and any such guidelines, this Section 6 shall prevail. Such guidelines do not form part of any employee’s contract of employment, and the Company may amend such guidelines and their application at any time.

(e)By accepting this Award on the Website, you expressly and explicitly (i) consent to making the required payment to the Company (or to your Employer on behalf of the Company) in the event of a PRA Clawback and (ii) authorize the Company to issue related instructions, on your behalf, to the Equity Administrator and any brokerage firm and/or third party administrator engaged by the Company to hold your shares of Common Stock and other amounts acquired under the Plan and to re-convey, transfer or otherwise return such shares of Common Stock and/or other amounts to the Company.

(f)For the purposes of this Section 6:

(i)     A “PRA Forfeiture Event” means a determination by the Company, in its sole discretion, that (A) there is reasonable evidence of employee misbehavior or material error; or (B) the Company, one of its Subsidiaries or a relevant business unit has suffered a material downturn in its financial performance; or (C) the Company, one of its Subsidiaries or a relevant business unit has suffered a material failure of risk management.

(ii)     A “PRA Clawback Event” means a determination by the Company, in its sole discretion, that either (A) there is reasonable evidence of employee misbehavior or material error or (B) the Company, one of its Subsidiaries or a relevant business unit has suffered a material failure of risk management.

7.	Management Committee Forfeiture and Clawback.
(a)If you are a member of the State Street Corporation Management Committee or any successor committee or body (“Management Committee”) at the time this Award is made, any amount remaining to be paid in respect of this Award may, in the sole discretion of the Board, be reduced or cancelled, in whole or in part, in the event that it is determined by the Board, in its sole discretion, that:
(i)    you engaged in fraud, gross negligence or any misconduct that was materially detrimental to the interests or business reputation of the Company or any of its businesses; or
(ii)    as a result of a material financial restatement by State Street contained in a filing with the U.S. Securities and Exchange Commission (“SEC”), or miscalculation or inaccuracy in the determination of performance metrics, financial results or other criteria used in determining the amount of this Award, you would have received a smaller or no Award hereunder.
(b)If you are a member of the Management Committee at the time this Award is made, this Award also is subject to compensation recovery as provided herein. Upon the occurrence of an MC Clawback Event within three (3) years after the date of grant of this Award, the Board may, in its sole discretion, determine to recover the MC Clawback Amount, in whole or in part. Following such a determination, you agree to immediately repay such compensation, but in no event later than sixty (60) days following such determination, in the form of any shares of Common Stock delivered to you previously by the Company or cash (or a combination of such shares and cash). For purposes of calculating the value of both (i) the amount of the MC Clawback Amount determined by the Board to be recovered and (ii) the amount of such compensation repaid, shares of Common Stock will be valued in an amount equal to the market value of the Deferred Shares delivered to you under this Award by the Company as determined at the time of such delivery. To the extent not prohibited by applicable law and subject to Section 13 (if applicable), if you fail to comply with any requirement to repay compensation under this Section 7(b), the Board may determine, in its sole discretion, in addition to any other remedies available to the Company, that you will satisfy your repayment obligation through an offset to any future payments owed by the Company or any of its Subsidiaries to you.
(c)For purposes of this Section 7:
(i)    “MC Clawback Event” means a determination by the Board, in its sole discretion, with respect to any event or series of related events that you engaged in fraud or willful misconduct that directly resulted in either (A) financial or reputational harm that is material to State Street and resulted in the termination of your Employment for Cause (as defined in the Plan) by the Company and its Subsidiaries (or, following a cessation of your Employment for any other reason, circumstances constituting grounds for such termination for Cause) or (B) a material financial restatement by State Street contained in a filing with the SEC. For the avoidance of doubt and as applicable, an MC Clawback Event includes any determination by the Board that is based on circumstances prior to the date on which you cease to be employed by the Company and its Subsidiaries for any reason, even if the determination by the Board occurs after such cessation of Employment.

(ii)    “MC Clawback Amount” means (A) with respect to an MC Clawback Event described in Section 7(c)(i)(A), the value of the Deferred Shares, determined under Section 7(b) above, that were delivered to you under this Award by the Company during the period of three (3) years immediately prior to such MC Clawback Event or (B) with respect to an MC Clawback Event described in Section 7(c)(i)(B), the value of the Deferred Shares, determined under Section 7(b) above, that were delivered to you under this Award by the Company (x) during the period of three (3) years immediately prior to the date such financial restatement is contained in a filing with the SEC and (y) that represents an amount that, in the sole discretion of the Board, exceeds the amount you would have been awarded under this Award had the financial statements of State Street been accurate (reduced, in the case of both of the immediately preceding clauses (A) and (B), by any portion of this Award that was previously recovered by the Company under Section 7(b)).

8.	Acceleration of Vesting upon Certain Events.
(a)Notwithstanding anything in this Agreement to the contrary, if you die while employed by the Company or any of its Subsidiaries, or in the event that you die after your Employment has terminated for a reason permitting continued vesting pursuant to subparagraph 4(b) above, the Deferred Shares shall become fully vested on the date of your death and the Company will issue and pay to your Designated Beneficiary within sixty (60) days of your death any shares of Common Stock under this Award that you had not otherwise had a right to receive prior to your death. In addition, Sections 5, 6 and 7 of this Agreement shall cease to apply upon your death at any time provided, however, if a PRA Clawback Event or an MC Clawback Event has occurred pursuant to Section 6 or 7, respectively, prior to your death, any amount that the Board has made a determination to recover under either such Section shall continue to be payable to the Company.
(b)Subject to applicable law and regulation (including the rules and regulations of the PRA, the FCA and any other applicable regulatory authority), if your Employment with the Company and its Subsidiaries is terminated by the Company or the applicable Subsidiary without Cause (as defined in the Plan), by you for Good Reason (as defined in the Plan) or on account of your Retirement, in each case, on or prior to the first anniversary of a Change in Control as defined in the Plan (and provided that such Change in Control constitutes a “change in control event” as that term is defined under Section 409A of the U.S. Internal Revenue Code of 1986, as amended, (“Code”) and Treasury Regulation 1.409A-3(i)(5)) prior to the full settlement of your Award, this Award shall become fully vested on the date of such termination and the Company will promptly issue and pay to you within thirty (30) days of such termination any shares under this Award that you had not otherwise had a right to receive prior to such termination. For purposes of this Section 8(b), termination of Employment shall mean a “separation from service” as determined in accordance with Treasury Regulation Section 1.409A-1(h).

9.	Withholding of Tax-Related Items.
Regardless of any action the Company or the Employer takes with respect to any or all income tax (including U.S. federal, state and local taxes and/or non-U.S. taxes), social insurance, payroll tax, payment on account of other tax-related withholding (“Tax-Related Items”), you acknowledge and agree that the ultimate liability for all Tax-Related Items legally due from you is and remains your responsibility. Furthermore, neither the Company nor your Employer (a) makes any representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of this Award, including the grant of this Award, the vesting of this Award and the issuance of shares of Common Stock in settlement, the subsequent sale of any shares of Common Stock acquired upon vesting, the cancellation, forfeiture or repayment of any shares of Common Stock (or cash in lieu thereof); or (b) commits to structure the terms of the grant, vesting, settlement, cancellation, forfeiture, repayment or any other aspect of this Award to reduce or eliminate your liability for Tax-Related Items.
Prior to the delivery of the Common Stock upon the vesting of the Deferred Shares, if any taxing jurisdiction requires withholding of Tax-Related Items, the Company may withhold a sufficient number of whole shares of Common Stock otherwise issuable upon the vesting of this Award that have an aggregate fair market value sufficient to pay the minimum Tax-Related Items required to be withheld with respect to this Award; provided, however, that the total tax withholding cannot exceed the Employer’s minimum statutory withholding obligations (based on minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to such supplemental taxable income). The cash equivalent of the shares of Common Stock withheld will be used to settle the obligation to withhold the Tax-Related Items (determined in the Company’s reasonable discretion). No fractional shares of Common Stock will be withheld or issued pursuant to the grant of the Deferred Shares and the issuance of Common Stock hereunder. Alternatively, the Company and/or your Employer may, in its discretion, withhold any amount necessary to pay the Tax-Related Items from your salary or other amounts payable to you, with no withholding in shares of Common Stock. In the event the withholding requirements are not satisfied through the withholding of shares of Common Stock or through your salary or other amounts payable to you, no shares of Common Stock will be issued upon vesting of this Award unless and until satisfactory arrangements (as determined by the Company or your Employer) have been made by you with respect to the payment of any Tax-Related Items which the Company or your Employer determines, in its sole discretion, must be withheld or collected with respect to such Award. By accepting this Award, you expressly consent to the withholding of shares of Common Stock and/or cash as provided for hereunder. All other Tax-Related Items related to this Award and any Common Stock delivered in payment thereof, including the extent to which the Company or your Employer does not so-withhold shares of Common Stock and/or cash, are your sole responsibility.

10.	Changes in Capitalization or Corporate Structure.
The number and kind of Deferred Shares subject to this Award, and the number and kind of shares of Common Stock to be paid in satisfaction of the Company’s obligations hereunder, shall be subject to adjustment in accordance with Section 10(a) of the Plan.

11.	Employee Rights.
Nothing in this Award shall be construed to guarantee you any right of Employment with the Company or any Subsidiary or to limit the discretion of any of them to terminate your Employment at any time, with or without cause.

12.	Non-Transferability, Etc.
This Award shall not be transferable other than (a) by will or the laws of descent and distribution or (b) pursuant to the terms of a qualified domestic relations order. In the case of transfer pursuant to (b) above, this Award shall remain subject to all the terms and conditions contained in the Plan and this Agreement, including vesting and forfeiture conditions. Any attempt by you (or in the case of your death, by your Designated Beneficiary) to assign or transfer this Award, either voluntarily or involuntarily, contrary to the provisions hereof, shall be null, void and without effect and shall render this Award itself null and void.

13.	Compliance with Section 409A of the Code.
(a)    The provisions of this Award are intended to be exempt from, or compliant with, Section 409A of the Code, and shall be construed and interpreted consistently therewith. Notwithstanding the foregoing, neither the Company nor any Subsidiary shall have any liability to you or to any other person if this Award is not so exempt or compliant.
(b)    If and to the extent (i) any portion of any payment, compensation or other benefit provided to you pursuant to the Plan in connection with your Employment termination constitutes “nonqualified deferred compensation” within the meaning of Section 409A of the Code and (ii) you are a specified employee as defined in Section 409A(a)(2)(B)(i) of the Code, in each case as determined by the Company in accordance with its procedures, by which determinations you (through accepting this Award) agree that you are bound, such portion of the payment, compensation or other benefit shall not be paid before the day that is six months plus one day after the date of “separation from service” (as determined under Section 409A of the Code) (“New Payment Date”), except as Section 409A of the Code may then permit. The aggregate of any payments that otherwise would have been paid to you during the period between the date of separation from service and the New Payment Date shall be paid to you in a lump sum on such New Payment Date, and any remaining payments will be paid on their original schedule.

14.	Entire Agreement.
The Plan and this Agreement constitute the complete understanding and agreement between the parties to this Agreement with respect to this Award, and supersede and cancel any previous oral or written discussions, agreements or representations regarding this Award or the Deferred Shares; provided, however, that any conditions to the receipt and retention of this Award or the payment of the Deferred Shares contained in any prior written document describing this Award to you shall remain in full force and effect in accordance with their terms.

15.	Miscellaneous.
(a)The grant of this Award is a one-time benefit and does not create any contractual or other right to receive an award, compensation or benefits in lieu of an award in the future.
(b)Sections 3, 4, 5, 6 and 7 of this Agreement are intended to comply with and meet the requirements of applicable law and related implementing regulations regarding incentive compensation and will be interpreted and administered accordingly as well as in accordance with any implementing policies and practices of the Company or its relevant Subsidiaries in effect from time to time. In making determinations under such Sections, the Company, the relevant Subsidiary or the Board, as applicable, may take into account, in its sole discretion, all factors that it deems appropriate or relevant. Furthermore, the Company, the relevant Subsidiary or the Board may, as applicable, take any and all actions it deems necessary or appropriate in its sole discretion, as permitted by applicable law, to implement the intent of Sections 3, 4, 5, 6 and 7, including suspension of vesting and payment pending an investigation or the determination by the Company, the relevant Subsidiary or the Board, as applicable. Each such Section is without prejudice to the provisions of the other Sections, and the Company, the relevant Subsidiary or the Board, as applicable, may elect or be required to apply any or all of the provisions of Sections 3, 4, 5, 6 and 7 to this Award.
(c)The Company reserves the right to impose other requirements on this Award, any shares of Common Stock acquired pursuant to this Award, and your participation in the Plan, to the extent the Company determines, in its sole discretion, that such other requirements are necessary or advisable in order to comply with applicable laws, rules or regulations or to facilitate the administration of the Plan. Such requirements may include (but are not limited to) requiring you to sign any agreements or undertakings that may be necessary to accomplish the foregoing.
(d)Your participation in the Plan is voluntary. The value of this Award is an extraordinary item of compensation, and this Award is not part of your normal or expected compensation for purposes of calculating any severance, resignation, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments.
(e)The Company or any of its Subsidiaries may, in its sole discretion, decide to deliver any documents related to this Award by electronic means. You hereby consent to receive such documents by electronic delivery and agree to participate in the Plan through an on-line or electronic system, including the Website, established and maintained by the Company, any of its Subsidiaries, Equity Administrator or another party designated by the Company.
(f)By accepting this Award electronically, (i) you acknowledge and agree that you are bound by the terms of this Agreement and the Plan and that you and this Award are subject to all of the rights, power and discretion of the Company, its Subsidiaries and the Board set forth in this Agreement and the Plan; and (ii) this Award is deemed accepted by the Company and the Company shall be deemed to be bound by the terms of this Agreement.
(g)You acknowledge and agree that it is your express intent that this Agreement, the Plan and all other documents, notices and legal proceedings entered into, given or instituted pursuant to this Award, be drawn up in English. If you have received the Agreement, the Plan or any other documents related to this Award translated into a language other than English, and if the meaning of the translated version is different than the English version, the English version will control.

(h)Notwithstanding any provisions of this Agreement to the contrary, this Award shall be subject to any special terms and conditions for your country of residence (and country of Employment, if different), as may be set forth in an applicable Addendum to the Agreement. Further, if you transfer residence and/or Employment to another country reflected in an Addendum to the Agreement, the special terms and conditions for such country will apply to you to the extent the Company or the relevant Subsidiary determines, in its sole discretion, that the application of such terms are necessary or advisable in order to comply with applicable laws or regulations or to facilitate administration of the Plan. Any such Addendum is hereby incorporated into, and forms a part of, this Agreement.
(i)No individual acting as a director, officer, employee or agent of the Company or any of its Subsidiaries will be liable to you or any other person for any action, including any Award forfeiture, Award recovery or other discretionary action taken pursuant to this Agreement or any related implementing policy or procedure of the Company.
(j)This Agreement, including Appendix A, shall be subject to and governed by the laws of the Commonwealth of Massachusetts, without regard to that commonwealth’s conflicts of law principles.

APPENDIX A

In consideration of your receipt of this Award, you expressly agree to comply with the terms and conditions below without regard to whether or not any amount has been forfeited, paid, delivered or repaid, under this Award at any time, including the time you separate from service with the Company and its Subsidiaries. Failure to comply with the terms and conditions of this Appendix A may result in the sole determination of the Company in the forfeiture of any or all of the amounts remaining to be paid under this Award.
In addition, your eligibility to participate in the Plan in the future, including any potential future grants of awards under the Plan (or any successor incentive plan of the Company), is subject to and conditioned on your compliance with the terms and conditions of this Appendix A.
All terms used herein shall have the meaning given to them in the Plan or the Award, except as otherwise expressly provided herein.
1.Confidentiality.
(a)    You acknowledge that you have access to Confidential Information which is not generally known or made available to the general public and that such Confidential Information is the property of the Company, its Subsidiaries or its or their licensors, suppliers or customers. Subject to Paragraph 16, below, you agree specifically as follows, in each case whether during your Employment or following the termination thereof:
(i)    You will always preserve as confidential all Confidential Information, and will never use it for your own benefit or for the benefit of others; this includes that you will not use the knowledge of activities or positions in clients’ securities portfolio accounts or cash accounts for your own personal gain or for the gain of others.
(ii)    You will not disclose, divulge, or communicate Confidential Information to any unauthorized person, business or corporation during or after the termination of your Employment with the Company and its Subsidiaries. You will use your best efforts and exercise due diligence to protect, to not disclose and to keep as confidential all Confidential Information.
(iii)    You will not initiate or facilitate any unauthorized attempts to intercept data in transmission or attempt entry into data systems or files. You will not intentionally affect the integrity of any data or systems of the Company or any of its Subsidiaries through the introduction of unauthorized code or data, or through unauthorized deletion or addition. You will abide by all applicable Corporate Information Security procedures.
(iv)    Upon the earlier of request or termination of Employment, you agree to return to the Company or the relevant Subsidiaries, or if so directed by the Company or the relevant Subsidiaries, destroy any and all copies of materials in your possession containing Confidential Information.

(b)    The terms of this Appendix A do not apply to any information which is previously known to you without an obligation of confidence or without breach of this Appendix A, is publicly disclosed (other than by a violation by you of the terms of this Appendix A) either prior to or subsequent to your receipt of such information, or is rightfully received by you from a third party without obligation of confidence and other than in relation to your Employment with the Company or any of its Subsidiaries.
State Street recognizes that certain disclosures of confidential information to appropriate government authorities or other designated persons are protected by “whistleblower” and other laws. Nothing in this Appendix A is intended to or should be understood or construed to prohibit or otherwise discourage such disclosures. State Street will not tolerate any discipline or other retaliation against employees who properly make such legally-protected disclosures.
2.Assignment and Disclosure.
(a)    You acknowledge that, by reason of being employed by the Company or your Employer, to the extent permitted by law, all works, deliverables, products, methodologies and other work product conceived, created and/or reduced to practice by you, individually or jointly with others, during the period of your Employment by your Employer and relating to the Company or any of its Subsidiaries or demonstrably anticipated business, products, activities, research or development of the Company or any of its Subsidiaries or resulting from any work performed by you for the Company or any of its Subsidiaries, including any track record with which you may be associated as an investment manager or fund manager (“Work Product”) that consists of copyrightable subject matter is "work made for hire" as defined in the Copyright Act of 1976 (17 U.S.C. § 101), and such copyrights are therefore owned, upon creation, exclusively by State Street. To the extent the foregoing does not apply and to the extent permitted by law, you hereby assign and agree to assign, for no additional consideration, all of your rights, title and interest in any Work Product and any intellectual property rights therein to the Company and its Subsidiaries. You hereby waive in favor of the Company and its Subsidiaries any and all artist’s or moral rights (including without limitation, all rights of integrity and attribution) you may have pursuant to any state, federal or foreign laws, rules or regulations in respect of any Work Product and all similar rights thereto. You will not pursue any ownership or other interest in such Work Product, including any intellectual property rights.
(b)    You will disclose promptly and in writing to the Company or your Employer all Work Product, whether or not patentable or copyrightable. You agree to reasonably cooperate with the Company (i) to transfer to the Company the Work Product and any intellectual property rights therein, (ii) to obtain or perfect such rights, (iii) to execute all papers, at the Company’s expense, that the Company shall deem necessary to apply for and obtain domestic and foreign patents, copyright and other registrations, and (iv) to protect and enforce the Company’s or any of its Subsidiaries’ interest in them.
(c)    These obligations shall continue beyond the period of your Employment with respect to inventions or creations conceived or made by you during the period of your Employment.
3.Non-Solicitation.
(a)    This Paragraph 3 shall apply to you at any time that you hold the title of Vice President or higher.

(b)    You agree that, during your Employment and for a period of six (6) months from the date your Employment terminates for any reason you will not, without the prior written consent of the Company or your Employer:
(i)    solicit, directly or indirectly (other than through a general solicitation of employment not specifically directed to employees of the Company or any of its Subsidiaries), the employment of, hire or employ, recruit, or in any way assist another in soliciting or recruiting the employment of, or otherwise induce the termination of the employment of, any person who then or within the preceding twelve (12) months was an officer of the Company or any of its Subsidiaries (excluding any such officer whose employment was involuntarily terminated); or
(ii)    engage in the Solicitation of Business from any Client on behalf of any person or entity other than the Company or any of its Subsidiaries.
(c)    Paragraph 3(a)(i) above shall be deemed to exclude the words “hire or employ” if your work location is in California or New York, and shall be construed and administered accordingly.
(d)    For purposes of this Paragraph 3, “officer” shall include any person holding a position title of Assistant Vice President or SSGA Principal 4 or higher. Notwithstanding the foregoing, this Paragraph 3 shall be inapplicable following a Change in Control as defined in the Plan.
4.Notice Period Upon Resignation.
(a)    This Paragraph 4 shall apply to you at any time that you hold the title of Managing Director or higher (or, any time that you hold the title of Vice President or higher in State Street Global Markets (“SSGM”)). If you are subject to an employment agreement that requires a longer notice period, that employment agreement shall govern.
(b)    In order to permit the Company and its Subsidiaries to safeguard their business interests and goodwill in the event of your resignation from Employment for any reason, you agree to give your Employer advance notice of your resignation. The duration of the advance notice you provide (the “Notice Period”) will be determined by your title at the time you deliver such notice, as follows:
(i)    If you are a member of the Management Committee, you will give 180 days’ advance notice;
(ii)    If you are an Executive Vice President, you will give ninety (90) days’ advance notice;
(iii)    If you are a Vice President in SSGM, you will give thirty (30) days’ advance notice; and
(iv)    Otherwise, you will give sixty (60) days’ advance notice.
(c)    During the Notice Period, you will cooperate with your Employer, as well as the Company and its Subsidiaries, and provide them with any requested information to assist with transitioning your duties, accomplishing its or their business, and/or preserving its or their client relationships. In its sole discretion, during the Notice Period, your Employer or the Company may place you on a partial or complete leave of absence and relieve you of some or all of your duties and responsibilities. Except as provided otherwise in (e) below, at all times during the Notice Period you shall continue to be an employee of your Employer, shall continue to receive your regular salary and benefits, and shall continue to comply with the applicable policies of your Employer, the Company and its Subsidiaries. However, you will not be eligible for any incentive compensation awards made on or after the first day of the Notice Period or, subject to applicable law, to accrue any paid vacation time.
(d)    You agree that should you fail to provide advance notice of your resignation as required in this Paragraph 4, your Employer, the Company or any of its Subsidiaries shall be entitled to seek injunctive relief restricting you from employment for a period equal to the period for which notice of resignation was required but not provided, in addition to any other remedies available under law.
(e)    If you have sixty (60) or fewer days’ notice remaining in your required Notice Period under this Paragraph 4, your Employer, or the Company, or any of its Subsidiaries may, at any time during the remainder of your Notice Period, release you from your obligations under this Paragraph 4 and give immediate effect to your resignation; provided that such action shall not affect your other obligations under this Appendix A.
(f)    Notwithstanding the foregoing, if you hold the title of Executive Vice President this Paragraph 4 shall not apply in the event you terminate your Employment for Good Reason on or prior to the first anniversary of a Change in Control (each as defined in the Plan).
5.Non-Competition.
(a)    This Paragraph 5 shall apply to you at any time that you hold the title of Executive Vice President or higher. However, it will not apply to any Executive Vice President who resides in or has a primary reporting location in California.
(b)    During your Employment and for the twelve (12) months following its termination for any reason, you will not, directly or indirectly, whether as owner, partner, investor, consultant, agent, employee, co-venturer or otherwise, compete with your Employer, the Company or any of its Subsidiaries in any geographic area in which it or they do business, or undertake any planning for any business competitive with the business of your Employer, the Company or any of its Subsidiaries. Specifically, but without limiting the foregoing, you agree not to engage in any manner in any activity that is directly or indirectly competitive or potentially competitive with the business of your Employer, the Company or any of its Subsidiaries as conducted or under consideration at any time during your Employment and further agree not to work or provide services, in any capacity, whether as an employee, independent contractor or otherwise, whether with or without compensation, to any Person who is engaged in any business that is competitive with the business of your Employer, the Company or any of its Subsidiaries for which you have provided services, as conducted or in planning during your Employment. The foregoing, however, shall not prevent your passive ownership of two percent (2%) or less of the equity securities of any publicly traded company.
6.Definitions. For the purpose of this Appendix A, the following terms are defined as follows:
(a)    “Client” means a present or former customer or client of the Company or any of its Subsidiaries with whom you have had, or with whom persons you have supervised have had, substantive and recurring personal contact during your Employment with the

Company or any of its Subsidiaries. A former customer or client means a customer or client for which the Company or any of its Subsidiaries stopped providing all services within twelve (12) months prior to the date your Employment with your Employer ends.
(b)    “Confidential Information” includes but is not limited to all trade secrets, trade knowledge, systems, software, code, data documentation, files, formulas, processes, programs, training aids, printed materials, methods, books, records, client files, policies and procedures, client and prospect lists, employee data and other information relating to the operations of the Company or any of its Subsidiaries and to its or any of their customers, and any and all discoveries, inventions or improvements thereof made or conceived by you or others for the Company or any of its Subsidiaries whether or not patented or copyrighted, as well as cash and securities account transactions and position records of clients, regardless of whether such information is stamped “confidential.”
(c)     “Person” means an individual, a corporation, a limited liability company, an association, a partnership, an estate, a trust and any other entity or organization, other than your Employer, the Company or any of its Subsidiaries.
(d)     “Solicitation of Business” means the attempt through direct or indirect contact by you or by any other Person with your assistance to induce a Client to:
(i)    transfer the Client’s business from the Company or any of its Subsidiaries to any other person or entity;
(ii)    cease or curtail the Client’s business with the Company or any of its Subsidiaries; or
(iii)    divert a business opportunity from the Company or any of its Subsidiaries to any other person or entity, which business or business opportunity concerns or relates to the business with which you were actively connected during your Employment with the Company or any of its Subsidiaries.
(e)    “Subsidiaries” means any entity controlling, controlled by or under common control with the Company, including direct and indirect subsidiaries.
7.Post-Employment Cooperation. You agree that, following the termination of your Employment with the Company and its Subsidiaries, you will reasonably cooperate with the Company or the relevant Subsidiary with respect to any matters arising during or related to your Employment, including but not limited to reasonable cooperation in connection with any litigation, governmental investigation, or regulatory or other proceeding (even if such litigation, governmental investigation, or regulatory or other proceeding arises following the date of this Award to which this Appendix A is appended or following the termination of your Employment). The Company or any of its Subsidiaries shall reimburse you for any reasonable out-of-pocket and properly documented expenses you incur in connection with such cooperation.
8.Non-Disparagement. Subject to Paragraph 16, below, you agree that during your Employment and following the termination thereof you shall not make any false, disparaging, or derogatory statements to any media outlet (including Internet-based chat rooms, message boards, any and all social media, and/or web pages), industry groups, financial institutions, or to any current, former or prospective employees, consultants, clients, or customers of the Company or its Subsidiaries regarding the Company, its Subsidiaries or any of their respective directors, officers, employees, agents, or representatives, or about the business affairs or financial condition of State Street or any of its Subsidiaries.

9.Enforcement. You acknowledge and agree that the promises contained in this Appendix A are necessary to the protection of the legitimate business interests of your Employer, the Company and its Subsidiaries, including without limitation its and their Confidential Information, trade secrets and good will, and are material and integral to the undertakings of the Company under this Award to which this Appendix A is appended. You further agree that one or more of your Employer, the Company and its Subsidiaries will be irreparably harmed in the event you do not perform such promises in accordance with their specific terms or otherwise breach the promises made herein. Accordingly, your Employer, the Company and any of its Subsidiaries shall each be entitled to preliminary or permanent injunctive or other equitable relief or remedy without the need to post bond, and to recover its or their reasonable attorney’s fees and costs incurred in securing such relief, in addition to, and not in lieu of, any other relief or remedy at law to which it or they may be entitled. You further agree that, the periods of restriction contained in this Appendix A shall be tolled, and shall not run, during any period in which you are in violation of the terms of this Appendix A, so that your Employer, the Company and its Subsidiaries shall have the full protection of the periods agreed to herein. Should the Company determine that any portion of the Deferred Shares granted to you in connection with this Award are to be forfeited on account of your breach of the provisions of this Appendix A, any unvested portion of your Award will cease to vest upon such determination.
10.No Waiver. No delay by your Employer, the Company or any of its Subsidiaries in exercising any right under this Appendix A shall operate as a waiver of that right or of any other right. Any waiver or consent as to any of the provisions herein provided by your Employer, the Company or any of its Subsidiaries must be in writing, is effective only in that instance, and may not be construed as a broader waiver of rights or as a bar to enforcement of the provision(s) at issue on any other occasion.
11.Relationship to Other Agreements. This Appendix A supplements and does not limit, amend or replace any other obligations you may have under applicable law or any other agreement or understanding you may have with your Employer, the Company or any of its Subsidiaries or pursuant to the applicable policies of any of them, whether such additional obligations have been agreed to in the past, or are agreed to in the future.
12.Interpretation of Business Protections. The agreements made by you in Paragraphs 1, 2, 3, 4 and 5 above shall be construed and interpreted in any judicial or other adjudicatory proceeding to permit their enforcement to the maximum extent permitted by law, and each of the provisions to this Appendix A is severable and independently enforceable without reference to the enforcement of any other provision. If any restriction set forth in this Appendix A is found by any court of competent jurisdiction to be unenforceable because it extends for too long a period of time or over too great a range of activities or in too broad a geographic area, it shall be interpreted to extend only over the maximum period of time, range of activities or geographic area as to which it may be enforceable.

13.Assignment. Except as provided otherwise herein, this Appendix A shall be binding upon and inure to the benefit of both parties and their respective successors and assigns, including any person or entity which acquires the Company or its assets or business; provided, however, that your obligations are personal and may not be assigned by you.
14.Electronic Acceptance. By accepting this Award electronically, you will be deemed to have acknowledged and agreed that you are bound by the terms of this Appendix A, and it shall be deemed to have been accepted by the Company.
15.Notification Requirement. Until forty-five (45) days after the period of restriction under Paragraph 5 expires, you shall give notice to the Company of each new business activity you plan to undertake, at least five (5) business days prior to beginning any such activity. Such notice shall state the name and address of the Person for whom such activity is undertaken and the nature of your business relationship(s) and position(s) with such Person. You shall provide the Company with such other pertinent information concerning such business activity as the Company may reasonably request in order to determine your continued compliance with your obligations under this Appendix A.
16.Certain Limitations.
(a)    Nothing in this Appendix A prohibits you from reporting possible violations of federal law or regulation to any governmental agency or regulatory authority or from making other disclosures that are protected under the whistleblower provisions of federal law or regulation. Moreover, nothing in this Appendix A requires you to notify the Company that you have made any such report or disclosure. However, in connection with any such activity, you acknowledge you must take reasonable precautions to ensure that any confidential information that is disclosed to such authority is not made generally available to the public, including by informing such authority of the confidentiality of the same.
You shall not be held criminally or civilly liable under any Federal or State trade secret law if you disclose a Company trade secret (i) in confidence to a Federal, State, or local government official, either directly or indirectly, or to an attorney, solely for the purposes of reporting or investigating a suspected violation of law; or (ii) in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal.
(b)    Despite the foregoing, you also acknowledge that you are not permitted to disclose to any third-party, including any governmental or regulatory authority, any information learned in the course of your Employment that is protected from disclosure by any applicable privilege, including but not limited to the attorney-client privilege, attorney work product doctrine, the bank examiner’s privilege, and/or privileges applicable to information covered by the Bank Secrecy Act (31 U.S.C. §§ 5311-5330), including information that would reveal the existence or contemplated filing of a suspicious activity report. Your Employer, the Company and its Subsidiaries do not waive any applicable privileges or the right to continue to protect its and their privileged attorney-client information, attorney work product, and other privileged information.

STATE STREET CORPORATION
2017 STOCK INCENTIVE PLAN

2017 Sale-Restricted Stock Award Agreement (US Employees)

Subject to your acceptance of the terms set forth in this agreement (“Agreement”), State Street Corporation (“Company”) has awarded you, under the State Street Corporation 2017 Stock Incentive Plan (“Plan”), and pursuant to this Agreement and the terms set forth herein (“Award”), the right to receive the number of shares of Common Stock (“Shares”) as set forth in the information pertaining to this Award on the website (“Website”) maintained by the Equity Administrator (Fidelity or another party designated by the Company) (“Statement”). Copies of the Plan and the Company’s U.S. Prospectus for the Plan are located on the Website for your reference, and your acceptance of this Award constitutes your acknowledgement that you have read and understood the Plan and such Prospectus. The provisions of the Plan are incorporated herein by reference, and all terms used herein shall have the meaning given to them in the Plan, except as otherwise expressly provided herein. In the event of any conflict between the provisions of this Agreement and the provisions of the Plan, the provisions of the Plan shall control.
The terms of your Award, are as follows:

1.	Grant of Common Stock Award.
To be entitled to any payment under this Award, you must accept your Award and in so doing agree to comply with the terms and conditions of this Agreement and Appendix A (which is incorporated into, and forms a material and integral part of, this Agreement). Failure to accept this Award within thirty (30) days following the posting of this Agreement on the Website will result in forfeiture of this Award.
This Award is subject to any forfeiture, compensation recovery or similar requirements under applicable law and related implementing regulations and guidance, and to other forfeiture, compensation recovery or similar requirements under policies and practices of the Company or a subsidiary, the employees of which are eligible to receive awards under the Plan (“Subsidiary”) in effect from time to time. In the event that under any applicable law or related implementing regulations or guidance, or pursuant to any Company policies or practices, the Board is required to reduce or cancel any amount remaining to be paid, or to recover any amount previously paid, with respect to this Award, or to otherwise impose or apply restrictions on this Award or shares of Common Stock subject hereto, it shall, in its sole discretion, be authorized to do so. By accepting this Award on the Website, you consent to making a payment to the Company (or to the subsidiary that employs you (“Employer”) on behalf of the Company) in the event of a compensation recovery determination by the Company, the relevant Subsidiary or the Board.

2.	Payment of Common Stock; Shareholder Rights.
Shares will be issued and transferred to you within sixty (60) days following the date of grant of this Award, so long as you accept this Award as provided in Section 1. Prior to that time you will have no rights as a shareholder with respect to the Shares. The Company’s obligation to issue and transfer Common Stock in the future pursuant to the Agreement is an unsecured and unfunded contractual obligation.

3.	Holding Requirement.
Notwithstanding anything herein to the contrary, as a condition to the receipt of this Award and the delivery of the Shares, you agree and covenant to not sell or otherwise transfer any shares of Common Stock subject to this Award until the date that is at least six months and one day (or such longer period as is stipulated by any applicable regulatory authority) after the date of grant of this Award, except that (a) you shall be permitted to sell a number of shares of Common Stock sufficient to pay all applicable income tax (including U.S. federal, state and local taxes and/or non-U.S. taxes), social insurance, primary and secondary Class 1 National Insurance contributions, payroll tax, payment on account or other tax-related withholding (“Tax-Related Items”), if any, with respect to such grant (or, alternatively, if the Company is required by applicable law to withhold Tax-Related Items in relation to such Shares, you hereby authorise the Company to sell such number of shares of Common Stock to a third party to fund such tax and social security withholding requirements and the requirements in this Section 3 not to sell or otherwise transfer any Shares shall only apply to the net number of such Shares delivered to you after or in anticipation of such sale), (b) transfers by will or pursuant to the laws of descent or distribution are permitted and (c) this holding requirement shall not apply to such portion of the Shares, if any, as was awarded with respect to a period of time, as determined by the Company in its discretion, during which you were not subject to such holding requirement under the regulations and guidance of the United Kingdom Financial Conduct Authority and Prudential Regulation Authority (“PRA”) or other applicable regulatory authority.  Any attempt by you (or in the case of your death, by your Designated Beneficiary) to assign or transfer the Shares, either voluntarily or involuntarily, contrary to the provisions hereof, shall be null and void and without effect.  The Company may, in its sole discretion, impose restrictions on the assignment or transfer of Shares consistent with the provisions hereof, including, without limitation, by or through the transfer agent for such shares or by means of legending Common Stock certificates or otherwise.

4.	Malus-Based Forfeiture.
Until the expiration of the holding requirement described in Section 3, the number of Shares may be reduced, or the entire Award cancelled and forfeited, in the sole discretion of the Board, in the event that it is determined by the Board, in its sole discretion, that your actions, whether discovered during or after your Employment with the Employer, exposed the Business to an inappropriate risk or risks (including where you failed to timely identify, analyze, assess or raise concerns about such risk or risks, including in a supervisory capacity, where it was reasonable to expect you to do so), and such exposure has resulted or could reasonably be expected to result in a material loss or losses that are or would be substantial in relation to the revenues, capital and overall risk tolerance of the Business. The Business shall mean State Street Corporation, together with its direct and indirect subsidiaries on a consolidated basis (“State Street”), or, to the extent you devote substantially all of your business time to a particular business unit (e.g., Global Services Americas, Global Services International, State Street Global Advisors, State Street Global Markets, State Street Global Exchange or State Street Sector Solutions) or business division

(e.g., Alternative Investment Solutions, Securities Lending, etc.), Business shall refer to such business unit or business division.

5.	Identified Staff Malus-Based Forfeiture and Clawback.
In the event the Company or any Subsidiary notifies you at any time before or after this Award is made that you have been designated Identified Staff for purposes of the PRA Remuneration Code, you acknowledge and agree that, in the event the Company determines that a PRA Clawback Event has occurred, it may require the repayment by you of (or otherwise seek to recover from you) all or part of any compensation paid to you in respect of this Award (“PRA Clawback”) for a period of seven (7) years from the date this Award is granted. This seven (7)-year period may be extended to ten (10) years in certain circumstances where (i) the company has commenced an investigation into facts or events which it considers could potentially lead to the application of a clawback under this Section 5 were it not for the expiration of the seven (7)-year period; or (ii) the Company has been notified by a regulatory authority that an investigation has commenced into facts or events which the Company considers could potentially lead to the application of clawback by the Company under this Section 5 were it not for the expiration of the seven (7)-year period.

The Company may produce guidelines from time to time in respect of its operation of the provisions of this Section 5. The Company intends to apply such guidelines in deciding whether and when to effect any reduction, cancellation or recovery of compensation but, in the event of any inconsistency between the provisions of this Section 5 and any such guidelines, this Section 5 shall prevail. Such guidelines do not form part of any employee’s contract of Employment, and the Company may amend such guidelines and their application at any time. By accepting this Award on the Website, you expressly and explicitly (i) consent to making the required payment to the Company (or to your Employer on behalf of the Company) in the event of a PRA Clawback and (ii) authorize the Company to issue related instructions, on your behalf, to the Equity Administrator and any brokerage firm and/or third party administrator engaged by the Company to hold your shares of Common Stock and other amounts acquired under the Plan and to re-convey, transfer or otherwise return such shares of Common Stock and/or other amounts to the Company. For the purposes of this Section 5, a “PRA Clawback Event” means a determination by the Company, in its sole discretion, that either (A) there is reasonable evidence of employee misbehavior or material error or (B) the Company, one of its Subsidiaries or a relevant business unit has suffered a material failure of risk management.

6.	Management Committee Forfeiture and Clawback.
(a)If you are a member of the State Street Corporation Management Committee or any successor committee or body (“Management Committee”) at the time this Award is made, any amount remaining to be paid in respect of this Award may, in the sole discretion of the Board, be reduced or cancelled, in whole or in part, in the event that it is determined by the Board, in its sole discretion, that:
(i)    you engaged in fraud, gross negligence or any misconduct that was materially detrimental to the interests or business reputation of the Company or any of its businesses; or

(ii)    as a result of a material financial restatement by State Street contained in a filing with the U.S. Securities and Exchange Commission, (“SEC”), or miscalculation or inaccuracy in the determination of performance metrics, financial results or other criteria used in determining the amount of this Award, you would have received a smaller or no Award hereunder.
(b)If you are a member of the Management Committee at the time this Award is made, this Award also is subject to compensation recovery as provided herein. Upon the occurrence of an MC Clawback Event within three (3) years after the date of grant of this Award, the Board may, in its sole discretion, determine to recover the MC Clawback Amount, in whole or in part. Following such a determination, you agree to immediately repay such compensation, but in no event later than sixty (60) days following such determination, in the form of any shares of Common Stock delivered to you previously by the Company or cash (or a combination of such shares and cash). For purposes of calculating the value of both (i) the amount of the MC Clawback Amount determined by the Board to be recovered and (ii) the amount of such compensation repaid, shares of Common Stock will be valued in an amount equal to the market value of the Shares delivered to you under this Award by the Company as determined at the time of such delivery. To the extent not prohibited by applicable law and subject to Section 9 (if applicable), if you fail to comply with any requirement to repay compensation under this Section 6(b), the Board may determine, in its sole discretion, in addition to any other remedies available to the Company, that you will satisfy your repayment obligation through an offset to any future payments owed by the Company or any of its Subsidiaries to you.
(c)For purposes of this Section 6:
(i)    “MC Clawback Event” means a determination by the Board, in its sole discretion, with respect to any event or series of related events that you engaged in fraud or willful misconduct that directly resulted in either (A) financial or reputational harm that is material to State Street and resulted in the termination of your Employment for Cause (as defined in the Plan) by the Company and its Subsidiaries (or, following a cessation of your Employment for any other reason, circumstances constituting grounds for such termination for Cause) or (B) a material financial restatement by State Street contained in a filing with the SEC. For the avoidance of doubt and as applicable, an MC Clawback Event includes any determination by the Board that is based on circumstances prior to the date on which you cease to be employed by the Company and its Subsidiaries for any reason, even if the determination by the Board occurs after such cessation of Employment.
(ii)    “MC Clawback Amount” means (A) with respect to an MC Clawback Event described in Section 6(c)(i)(A), the value of the Shares, determined under Section 7(b) above, that were delivered to you under this Award by the Company during the period of three (3) years immediately prior to such MC Clawback Event or (B) with respect to an MC Clawback Event described in Section 6(c)(i)(B), the value of the Shares, determined under Section 7(b) above, that were delivered to you under this Award by the Company (x) during the period of three (3) years immediately prior to the date such financial restatement is contained in a filing with the SEC and (y) that represents an amount that, in the sole discretion of the Board, exceeds the amount you would have been awarded under this Award had the financial statements of State Street been accurate (reduced, in the case of both of the immediately preceding clauses (A) and (B), by any portion of this Award that was previously recovered by the Company under Section 6(b).
7.Withholding of Tax-Related Items.
Regardless of any action the Company or the Employer takes with respect to Tax-Related Items, you acknowledge and agree that the ultimate liability for all Tax-Related Items legally due by you is and remains your responsibility. Furthermore, neither the Company nor the Employer (a) makes any representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of this Award, including the grant of this Award, and the issuance of shares of Common Stock in settlement of this Award, the subsequent sale of any shares of Common Stock; or (b) commits to structure the terms of the grant, settlement, cancellation, forfeiture, repayment or any other aspect of this Award to reduce or eliminate your liability for Tax-Related Items.
Prior to the delivery of the Shares, if any taxing jurisdiction requires withholding of Tax-Related Items, the Company may withhold a sufficient number of whole shares of Common Stock otherwise issuable upon the grant of this Award that have an aggregate fair market value sufficient to pay the minimum Tax-Related Items required to be withheld with respect to this Award. The cash equivalent of the shares of Common Stock withheld will be used to settle the obligation to withhold the Tax-Related Items (determined in the Company’s reasonable discretion). No fractional shares of Common Stock will be withheld or issued pursuant to the grant of the Deferred Shares and the issuance of Common Stock hereunder. Alternatively, the Company and/or your Employer may, in its discretion, withhold any amount necessary to pay the Tax-Related Items from your salary or other amounts payable to you, with no withholding in shares of Common Stock. In the event the withholding requirements are not satisfied through the withholding of shares of Common Stock or through your salary or other amounts payable to you, no shares of Common Stock will be issued upon vesting of this Award unless and until satisfactory arrangements (as determined by the Company or your Employer) have been made by you with respect to the payment of any Tax-Related Items which the Company or your Employer determines, in its sole discretion, must be withheld or collected with respect to such Award. By accepting this Award, you expressly consent to the withholding of shares of Common Stock and/or cash as provided for hereunder. All other Tax-Related Items related to this Award and any Common Stock delivered in payment thereof, including the extent to which the Company or your Employer does not so-withhold shares of Common Stock and/or cash, are your sole responsibility.

8.	Changes in Capitalization or Corporate Structure.
The number and kind of Shares subject to this Award, and the number and kind of shares of Common Stock to be paid in satisfaction of the Company’s obligations hereunder, shall be subject to adjustment in accordance with Section 10(a) of the Plan.

9.	Employee Rights.
Nothing in this Award shall be construed to guarantee you any right of Employment with the Company or your Employer or to limit the discretion of any of them to terminate your Employment at any time, with or without cause.

10.	Non-Transferability, Etc.
This Award shall not be transferable other than (a) by will or the laws of descent and distribution or (b) pursuant to the terms of a qualified domestic relations order. In the case of transfer pursuant to (b) above, this Award shall remain subject to all the terms and conditions contained in the Plan and this Agreement, including vesting and forfeiture conditions. Any attempt by you (or in the case of your death, by your Designated Beneficiary) to assign or transfer this Award, either voluntarily or involuntarily, contrary to the provisions hereof, shall be null, void and without effect and shall render this Award itself null and void.

11.	Compliance with Section 409A of the Code.
(a)    The provisions of this Award are intended to be exempt from, or compliant with, Section 409A of the Code, and shall be construed and interpreted consistently therewith. Notwithstanding the foregoing, neither the Company nor any Subsidiary shall have any liability to you or to any other person if this Award is not so exempt or compliant.
(b)    If and to the extent (i) any portion of any payment, compensation or other benefit provided to you pursuant to the Plan in connection with your Employment termination constitutes “nonqualified deferred compensation” within the meaning of Section 409A of the Code and (ii) you are a specified employee as defined in Section 409A(a)(2)(B)(i) of the Code, in each case as determined by the Company in accordance with its procedures, by which determinations you (through accepting this Award) agree that you are bound, such portion of the payment, compensation or other benefit shall not be paid before the day that is six months plus one day after the date of “separation from service” (as determined under Section 409A of the Code) (the “New Payment Date”), except as Section 409A of the Code may then permit. The aggregate of any payments that otherwise would have been paid to you during the period between the date of separation from service and the New Payment Date shall be paid to you in a lump sum on such New Payment Date, and any remaining payments will be paid on their original schedule.

12.	Miscellaneous.
(a)    By accepting this Award, you acknowledge and agree that the Plan is discretionary in nature and limited in duration, and may be amended, cancelled, or terminated by the Company, in its sole discretion, at any time. The grant of this Award is a one-time benefit and does not create any contractual or other right to receive an award, compensation or benefits in lieu of an award in the future. Future awards, if any, will be at the sole discretion of the Company, including, but not limited to, the form and timing of an award, the number of shares of Common Stock subject to an award, and the vesting provisions.

(b)    Sections 3, 4, 5 and 6 of this Agreement are intended to comply with and meet the requirements of applicable law and related implementing regulations regarding incentive compensation and will be interpreted and administered accordingly as well as in accordance with any implementing policies and practices of the Company or its relevant Subsidiaries in effect from time to time. In making determinations under such Sections, the Company, the relevant Subsidiary or the Board, as applicable, may take into account, in its sole discretion, all factors that it deems appropriate or relevant. Furthermore, the Company, the relevant Subsidiary or the Board may, as applicable, take any and all actions it deems necessary or appropriate in its sole discretion, as permitted by applicable law, to implement the intent of Sections 3, 4, 5 and 6, including suspension of vesting and payment pending an investigation or the determination by the Company, the relevant Subsidiary or the Board, as applicable. Each such Section is without prejudice to the provisions of the other Sections, and the Company, the relevant Subsidiary or the Board, as applicable, may elect or be required to apply any or all of the provisions of Sections 3, 4, 5 and 6 to this Award.
(c)    Your participation in the Plan is voluntary. The value of this Award is an extraordinary item of compensation and is outside the scope of your Employment contract, if any, and this Award is not part of your normal or expected compensation for purposes of calculating any severance, resignation, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments.
(d)    The Company or any of its Subsidiaries may, in its sole discretion, decide to deliver any documents related to this Award by electronic means. You hereby consent to receive such documents by electronic delivery and agree to participate in the Plan through an on-line or electronic system, including the Website, established and maintained by the Company, any of its Subsidiaries, Equity Administrator or another party designated by the Company.
(e)    By accepting this Award electronically, (i) you acknowledge and agree that you are bound by the terms of this Agreement and the Plan and that you and this Award are subject to all of the rights, power and discretion of the Company, its Subsidiaries and the Board set forth in this Agreement and the Plan; and (ii) this Award is deemed accepted by the Company and the Company shall be deemed to be bound by the terms of this Agreement.
(f)    You acknowledge and agree that it is your express intent that this Agreement, the Plan and all other documents, notices and legal proceedings entered into, given or instituted pursuant to this Award, be drawn up in English. If you have received the Agreement, the Plan or any other documents related to this Award translated into a language other than English, and if the meaning of the translated version is different than the English version, the English version will control.
(g)    The Company reserves the right to impose other requirements on this Award, any shares of Common Stock acquired pursuant to this Award, and your participation in the Plan, to the extent the Company determines, in its sole discretion, that such other requirements are necessary or advisable in order to comply with local laws, rules and regulations, or to facilitate the operation and administration of this Award and the Plan.

Such requirements may include (but are not limited to) requiring you to sign any agreements or undertakings that may be necessary to accomplish the foregoing.
(h)    You acknowledge and agree that you will have no entitlement to compensation or damages in consequence of the termination of your Employment for any reason whatsoever and whether or not in breach of contract, insofar as such entitlement arises or may arise from your ceasing to have rights under or to be entitled to this Award as a result of such termination, or from the loss or diminution in value of this Award. Upon the grant of your Award, you shall be deemed irrevocably to have waived any such entitlement.
(i)    No individual acting as a director, officer, employee or agent of the Company or any of its Subsidiaries will be liable to you or any other person for any action, including any Award forfeiture, Award recovery or other discretionary action taken pursuant to this Agreement or any related implementing policy or procedure of the Company.
(j)    This Agreement shall be subject to and governed by the laws of the Commonwealth of Massachusetts, without regard to that commonwealth’s conflicts of law principles.

APPENDIX A

In consideration of your receipt of this Award, you expressly agree to comply with the terms and conditions below without regard to whether or not any amount has been forfeited, paid, delivered or repaid, under this Award at any time, including the time you separate from service with the Company and its Subsidiaries. Failure to comply with the terms and conditions of this Appendix A may result in the sole determination of the Company in the forfeiture of any or all of the amounts remaining to be paid under this Award.
In addition, your eligibility to participate in the Plan in the future, including any potential future grants of awards under the Plan (or any successor incentive plan of the Company), is subject to and conditioned on your compliance with the terms and conditions of this Appendix A.
All terms used herein shall have the meaning given to them in the Plan or the Award, except as otherwise expressly provided herein.

1.	Confidentiality.
(a)    You acknowledge that you have access to Confidential Information which is not generally known or made available to the general public and that such Confidential Information is the property of the Company, its Subsidiaries or its or their licensors, suppliers or customers. Subject to Paragraph 16, below, you agree specifically as follows, in each case whether during your Employment or following the termination thereof:
(i)    You will always preserve as confidential all Confidential Information, and will never use it for your own benefit or for the benefit of others; this includes that you will not use the knowledge of activities or positions in clients’ securities portfolio accounts or cash accounts for your own personal gain or for the gain of others.
(ii)    You will not disclose, divulge, or communicate Confidential Information to any unauthorized person, business or corporation during or after the termination of your Employment with the Company and its Subsidiaries. You will use your best efforts and exercise due diligence to protect, to not disclose and to keep as confidential all Confidential Information.
(iii)    You will not initiate or facilitate any unauthorized attempts to intercept data in transmission or attempt entry into data systems or files. You will not intentionally affect the integrity of any data or systems of the Company or any of its Subsidiaries through the introduction of unauthorized code or data, or through unauthorized deletion or addition. You will abide by all applicable Corporate Information Security procedures.
(iv)    Upon the earlier of request or termination of Employment, you agree to return to the Company or the relevant Subsidiaries, or if so directed by the Company or the relevant Subsidiaries, destroy any and all copies of materials in your possession containing Confidential Information.
(b)    The terms of this Appendix A do not apply to any information which is previously known to you without an obligation of confidence or without breach of this Appendix A, is publicly disclosed (other than by a violation by you of the terms of this

Appendix A) either prior to or subsequent to your receipt of such information, or is rightfully received by you from a third party without obligation of confidence and other than in relation to your Employment with the Company or any of its Subsidiaries.
State Street recognizes that certain disclosures of confidential information to appropriate government authorities or other designated persons are protected by “whistleblower” and other laws. Nothing in this Appendix A is intended to or should be understood or construed to prohibit or otherwise discourage such disclosures. State Street will not tolerate any discipline or other retaliation against employees who properly make such legally-protected disclosures.
2.Assignment and Disclosure.
(a)    You acknowledge that, by reason of being employed by the Company or your Employer, to the extent permitted by law, all works, deliverables, products, methodologies and other work product conceived, created and/or reduced to practice by you, individually or jointly with others, during the period of your Employment by your Employer and relating to the Company or any of its Subsidiaries or demonstrably anticipated business, products activities research or development of the Company or any of its Subsidiaries or resulting from any work performed by you for the Company or any of its Subsidiaries, including any track record with which you may be associated as an investment manager or fund manager (“Work Product”) that consists of copyrightable subject matter is “work made for hire” as defined in the Copyright Act of 1976 (17 U.S.C.§ 101), and such copyrights are therefore owned, upon creation, exclusively by State Street. To the extent the foregoing does not apply and to the extent permitted by law, you hereby assign and agree to assign, for no additional consideration, all of your rights, title and interest in any Work Product and any intellectual property rights therein to the company and its Subsidiaries. You hereby waive in favor of the company and its Subsidiaries any and all artist’s or moral rights (including without limitation, all rights of integrity and attribution) you may have pursuant to any state, federal or foreign laws, rules or regulations in respect of any Work Product and all similar rights thereto. You will not pursue any ownership or other interest in such Work Product, including any intellectual property rights.
(b)    You will disclose promptly and in writing to the Company or your Employer Work Product, whether or not patentable or copyrightable. You agree to reasonably cooperate with the Company (i) to transfer to the Company the Work Product and any intellectual property rights therein, (ii) to obtain or perfect such rights, (iii) to execute all papers, at the Company’s expense, that the Company shall deem necessary to apply for and obtain domestic and foreign patents, copyright and other registrations, and (iv) to protect and enforce the Company’s or any of its Subsidiaries’ interest in them.
(c)    These obligations shall continue beyond the period of your Employment with respect to inventions or creations conceived or made by you during the period of your Employment.
3.Non-Solicitation.
(a)    This Paragraph 3 shall apply to you at any time that you hold the title of Vice President or higher.

(b)    You agree that, during your Employment and for a period of six (6) months from the date your Employment terminates for any reason you will not, without the prior written consent of the Company or your Employer:
(i)    solicit, directly or indirectly (other than through a general solicitation of employment not specifically directed to employees of the Company or any of its Subsidiaries), the employment of, hire or employ, recruit, or in any way assist another in soliciting or recruiting the employment of, or otherwise induce the termination of the employment of, any person who then or within the preceding twelve (12) months was an officer of the Company or any of its Subsidiaries (excluding any such officer whose employment was involuntarily terminated); or
(ii)    engage in the Solicitation of Business from any Client on behalf of any person or entity other than the Company or any of its Subsidiaries.
(c)    Paragraph 3(a)(i) above shall be deemed to exclude the words “hire or employ” if your work location is in California or New York, and shall be construed and administered accordingly.
(d)    For purposes of this Paragraph 3, “officer” shall include any person holding a position title of Assistant Vice President or SSGA Principal 4 or higher. Notwithstanding the foregoing, this Paragraph 3 shall be inapplicable following a Change in Control as defined in the Plan.
4.Notice Period Upon Resignation.
(a)    This Paragraph 4 shall apply to you at any time that you hold the title of Managing Director or higher (or, any time that you hold the title of Vice President or higher in State Street Global Markets (“SSGM”)). If you are subject to an employment agreement that requires a longer notice period, that employment agreement shall govern.
(b)    In order to permit the Company and its Subsidiaries to safeguard their business interests and goodwill in the event of your resignation from Employment for any reason, you agree to give your Employer advance notice of your resignation. The duration of the advance notice you provide (the “Notice Period”) will be determined by your title at the time you deliver such notice, as follows:
(i)    If you are a member of the Management Committee, you will give one hundred and eighty (180) days’ advance notice;
(ii)    If you are an Executive Vice President, you will give ninety (90) days’ advance notice;
(iii)    If you are a Vice President in SSGM, you will give thirty (30) days’ advance notice; and
(iv)    Otherwise, you will give sixty (60) days’ advance notice.
(c)    During the Notice Period, you will cooperate with your Employer, as well as the Company and its Subsidiaries, and provide them with any requested information to assist with transitioning your duties, accomplishing its or their business, and/or preserving its or their client relationships. In its sole discretion, during the Notice Period, your Employer or the Company may place you on a partial or complete leave of absence and relieve you of some or all of your duties and responsibilities. Except as provided otherwise in (e) below, at all times during the Notice Period you shall continue to be an employee of your Employer, shall continue to receive your regular salary and benefits, and shall continue to comply with the applicable policies of your Employer, the Company and its Subsidiaries. However, you will not be eligible for any incentive compensation awards made on or after the first day of the Notice Period or, subject to applicable law, to accrue any paid vacation time.
(d)    You agree that should you fail to provide advance notice of your resignation as required in this Paragraph 4, your Employer, the Company or any of its Subsidiaries shall be entitled to seek injunctive relief restricting you from employment for a period equal to the period for which notice of resignation was required but not provided, in addition to any other remedies available under law.
(e)    If you have sixty (60) or fewer days’ notice remaining in your required Notice Period under this Paragraph 4, your Employer, or the Company, or any of its Subsidiaries may, at any time during the remainder of your Notice Period, release you from your obligations under this Paragraph 4 and give immediate effect to your resignation; provided that such action shall not affect your other obligations under this Appendix A.
(f)    Notwithstanding the foregoing, if you hold the title of Executive Vice President this Paragraph 4 shall not apply in the event you terminate your Employment for Good Reason on or prior to the first anniversary of a Change in Control (each as defined in the Plan).
5.Non-Competition.
(a)    This Paragraph 5 shall apply to you at any time that you hold the title of Executive Vice President or higher. However, it will not apply to any Executive Vice President who resides in or has a primary reporting location in California.
(b)    During your Employment and for the twelve (12) months following its termination for any reason, you will not, directly or indirectly, whether as owner, partner, investor, consultant, agent, employee, co-venturer or otherwise, compete with your Employer, the Company or any of its Subsidiaries in any geographic area in which it or they do business, or undertake any planning for any business competitive with the business of your Employer, the Company or any of its Subsidiaries. Specifically, but without limiting the foregoing, you agree not to engage in any manner in any activity that is directly or indirectly competitive or potentially competitive with the business of your Employer, the Company or any of its Subsidiaries as conducted or under consideration at any time during your Employment and further agree not to work or provide services, in any capacity, whether as an employee, independent contractor or otherwise, whether with or without compensation, to any Person who is engaged in any business that is competitive with the business of your Employer, the Company or any of its Subsidiaries for which you have provided services, as conducted or in planning during your Employment. The foregoing, however, shall not prevent your passive ownership of two percent (2%) or less of the equity securities of any publicly traded company.
6.Definitions. For the purpose of this Appendix A, the following terms are defined as follows:
(a)    “Client” means a present or former customer or client of the Company or any of its Subsidiaries with whom you have had, or with whom persons you have supervised have had, substantive and recurring personal contact during your Employment with the

Company or any of its Subsidiaries. A former customer or client means a customer or client for which the Company or any of its Subsidiaries stopped providing all services within twelve (12) months prior to the date your Employment with your Employer ends.
(b)    “Confidential Information” includes but is not limited to all trade secrets, trade knowledge, systems, software, code, data documentation, files, formulas, processes, programs, training aids, printed materials, methods, books, records, client files, policies and procedures, client and prospect lists, employee data and other information relating to the operations of the Company or any of its Subsidiaries and to its or any of their customers, and any and all discoveries, inventions or improvements thereof made or conceived by you or others for the Company or any of its Subsidiaries whether or not patented or copyrighted, as well as cash and securities account transactions and position records of clients, regardless of whether such information is stamped “confidential.”
(c)     ““Person” means an individual, a corporation, a limited liability company, an association, a partnership, an estate, a trust and any other entity or organization, other than your Employer, the Company or any of its Subsidiaries.
(d)     “Solicitation of Business” means the attempt through direct or indirect contact by you or by any other Person with your assistance to induce a Client to:
(i)    transfer the Client’s business from the Company or any of its Subsidiaries to any other person or entity;
(ii)    cease or curtail the Client’s business with the Company or any of its Subsidiaries; or
(iii)    divert a business opportunity from the Company or any of its Subsidiaries to any other person or entity, which business or business opportunity concerns or relates to the business with which you were actively connected during your Employment with the Company or any of its Subsidiaries.
(e)    “Subsidiaries” means any entity controlling, controlled by or under common control with the Company, including direct and indirect subsidiaries.
7.Post-Employment Cooperation. You agree that, following the termination of your Employment with the Company and its Subsidiaries, you will reasonably cooperate with the Company or the relevant Subsidiary with respect to any matters arising during or related to your Employment, including but not limited to reasonable cooperation in connection with any litigation, governmental investigation, or regulatory or other proceeding (even if such litigation, governmental investigation, or regulatory or other proceeding arises following the date of this Award to which this Appendix A is appended or following the termination of your Employment). The Company or any of its Subsidiaries shall reimburse you for any reasonable out-of-pocket and properly documented expenses you incur in connection with such cooperation.
8.Non-Disparagement. Subject to Paragraph 16, below, you agree that during your Employment and following the termination thereof you shall not make any false, disparaging, or derogatory statements to any media outlet (including Internet-based chat rooms, message boards, any and all social media, and/or web pages), industry groups, financial institutions, or to any current, former or prospective employees, consultants, clients, or customers of the Company or its Subsidiaries regarding the Company, its Subsidiaries or any of their respective directors, officers, employees, agents, or representatives, or about the business affairs or financial condition of State Street or any of its Subsidiaries.
9.Enforcement. You acknowledge and agree that the promises contained in this Appendix A are necessary to the protection of the legitimate business interests of your Employer, the Company and its Subsidiaries, including without limitation its and their Confidential Information, trade secrets and good will, and are material and integral to the undertakings of the Company under this Award to which this Appendix A is appended. You further agree that one or more of your Employer, the Company and its Subsidiaries will be irreparably harmed in the event you do not perform such promises in accordance with their specific terms or otherwise breach the promises made herein. Accordingly, your Employer, the Company and any of its Subsidiaries shall each be entitled to preliminary or permanent injunctive or other equitable relief or remedy without the need to post bond, and to recover its or their reasonable attorney’s fees and costs incurred in securing such relief, in addition to, and not in lieu of, any other relief or remedy at law to which it or they may be entitled. You further agree that, the periods of restriction contained in this Appendix A shall be tolled, and shall not run, during any period in which you are in violation of the terms of this Appendix A, so that your Employer, the Company and its Subsidiaries shall have the full protection of the periods agreed to herein. Should the Company determine that any portion of the Deferred Shares granted to you in connection with this Award are to be forfeited on account of your breach of the provisions of this Appendix A, any unvested portion of your Award will cease to vest upon such determination.
10.No Waiver. No delay by your Employer, the Company or any of its Subsidiaries in exercising any right under this Appendix A shall operate as a waiver of that right or of any other right. Any waiver or consent as to any of the provisions herein provided by your Employer, the Company or any of its Subsidiaries must be in writing, is effective only in that instance, and may not be construed as a broader waiver of rights or as a bar to enforcement of the provision(s) at issue on any other occasion.
11.Relationship to Other Agreements. This Appendix A supplements and does not limit, amend or replace any other obligations you may have under applicable law or any other agreement or understanding you may have with your Employer, the Company or any of its Subsidiaries or pursuant to the applicable policies of any of them, whether such additional obligations have been agreed to in the past, or are agreed to in the future.
12.Interpretation of Business Protections. The agreements made by you in Paragraphs 1, 2, 3, 4 and 5 above shall be construed and interpreted in any judicial or other adjudicatory proceeding to permit their enforcement to the maximum extent permitted by law, and each of the provisions to this Appendix A is severable and independently enforceable without reference to the enforcement of any other provision. If any restriction set forth in this Appendix A is found by any court of competent jurisdiction to be unenforceable because it extends for too long a period of time or over too great a range of activities or in too broad a geographic area, it shall be interpreted to extend only over the maximum period of time, range of activities or geographic area as to which it may be enforceable.
13.Assignment. Except as provided otherwise herein, this Appendix A shall be binding upon and inure to the benefit of both parties and their respective successors and assigns,

including any person or entity which acquires the Company or its assets or business; provided, however, that your obligations are personal and may not be assigned by you.
14.Electronic Acceptance. By accepting this Award electronically, you will be deemed to have acknowledged and agreed that you are bound by the terms of this Appendix A, and it shall be deemed to have been accepted by the Company.
15.Notification Requirement. Until forty-five (45) days after the period of restriction under Paragraph five (5) expires, you shall give notice to the Company of each new business activity you plan to undertake, at least five (5) business days prior to beginning any such activity. Such notice shall state the name and address of the Person for whom such activity is undertaken and the nature of your business relationship(s) and position(s) with such Person. You shall provide the Company with such other pertinent information concerning such business activity as the Company may reasonably request in order to determine your continued compliance with your obligations under this Appendix A.
16.Certain Limitations.
(a)    Nothing in this Appendix A prohibits you from reporting possible violations of federal law or regulation to any governmental agency or regulatory authority or from making other disclosures that are protected under the whistleblower provisions of federal law or regulation. Moreover, nothing in this Appendix A requires you to notify the Company that you have made any such report or disclosure. However, in connection with any such activity, you acknowledge you must take reasonable precautions to ensure that any confidential information that is disclosed to such authority is not made generally available to the public, including by informing such authority of the confidentiality of the same.
You shall not be held criminally or civilly liable under any Federal or State trade secret law if you disclose a Company trade secret (i) in confidence to a Federal, State, or local government official, either directly or indirectly, or to an attorney, solely for the purposes of reporting or investigating a suspected violation of law; or (ii) in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal.
(b)    Despite the foregoing, you also acknowledge that you are not permitted to disclose to any third-party, including any governmental or regulatory authority, any information learned in the course of your Employment that is protected from disclosure by any applicable privilege, including but not limited to the attorney-client privilege, attorney work product doctrine, the bank examiner’s privilege, and/or privileges applicable to information covered by the Bank Secrecy Act (31 U.S.C. §§ 5311-5330), including information that would reveal the existence or contemplated filing of a suspicious activity report. Your Employer, the Company and its Subsidiaries do not waive any applicable privileges or the right to continue to protect its and their privileged attorney-client information, attorney work product, and other privileged information.

STATE STREET CORPORATION

2017 STOCK INCENTIVE PLAN

2017 Deferred Stock Award Agreement--Directors

You have elected to defer payment of one or more of the annual stock award, annual retainer or an additional retainer payable to you for your services as a member of the State Street Board of Directors from the date of the 2017 Annual Meeting of Shareholders until the date of the 2018 Annual Meeting of Shareholders. The total number of shares of Stock you elected to defer (the “Deferred Shares”) is shown on your investment report on the website maintained by the Equity Administrator (Fidelity or another third party designated by the Company). The Deferred Shares are granted under the State Street Corporation 2017 Stock Incentive Plan (the “2017 Plan”), and are subject to the terms and conditions contained in the 2017 Plan, the State Street Corporation Deferred Compensation Plan for Directors (the “Deferral Plan”), the related election forms and the terms set forth below. All capitalized terms used herein shall have the meaning given to them in the Deferral Plan, except as otherwise expressly provided herein.

1.    The Deferred Shares plus any additional shares of Stock determined under paragraph 3 below (the Deferred Shares plus the shares described in paragraph 3 being hereinafter referred to as the “2017 shares”) will be issued to you as soon as practicable following (i) your Separation from Service or (ii) the earlier of your Separation from Service or the date specified in your timely deferral election made pursuant to the terms of the Deferral Plan. In the event of your death prior to the issuance of the 2017 shares, the 2017 shares will be issued to your Beneficiary(ies). You may designate a Beneficiary or Beneficiaries by delivering to Todd Gershkowitz, Executive Vice President, Total Rewards (the “Head of Total Rewards”), or to his successor or designate, a written beneficiary designation in the form provided under the Deferral Plan. Alternatively, you may designate a Beneficiary or Beneficiaries by communicating your beneficiary designation to Fidelity to record in your account. Your designation (or change in designation) will be effective when received by the Head of Total Rewards or Fidelity, as applicable. If you should die without having named a Beneficiary, your 2017 shares will be issued to the executor or administrator of your estate.

2.    At any date that is at least twelve months prior to the Plan Year in which the 2017 shares would otherwise be paid (or payment would have commenced) you may make an election to change the timing and/or form of payment of the 2017 shares under the Deferral Plan. Any election described in the preceding sentence must be in writing and shall take effect only when delivered to the Head of Total Rewards or Fidelity in the form provided under the Deferral Plan. Except as otherwise determined by the Administrator consistent with Section 409A, no such election may specify a new date for receipt of the 2017 shares that is earlier than five years following the date on which the 2017 shares would be paid or payment would have commenced. No change to an election as to the time or form of payment will take effect until at least twelve months after the date on which the election is made. If you make an effective election under this paragraph to defer receipt of the 2017 shares, and you die prior to issuance of the shares, the 2017 shares shall be issued as soon as practicable following your death to your designated Beneficiary(ies) or to the executor or administrator of your estate if no Beneficiary has been designated or survives.

3.    You will not have any rights as a stockholder with respect to the 2017 shares until they have been issued to you. However, if any dividends and distributions (other than distributions described in paragraph 4) are paid on the Stock prior to the date you are issued the 2017 shares, the number of 2017 shares notionally credited to your account will be increased by the number of shares obtained as follows: by dividing the total dividend or distribution you would have received if you had owned the 2017 shares credited to your account on the dividend or other distribution declaration date, by the closing price of a share of Stock on the date the dividend or distribution was paid.

4.    The number and kind of shares constituting the 2017 shares shall be appropriately adjusted by the Board to reflect stock splits, stock dividends or similar changes in the capitalization of the Corporation.

5.    Your rights to the 2017 shares are only those of an unsecured creditor of the Corporation. Nothing herein or in the Deferral Plan or otherwise shall be construed as obligating the Corporation to establish a trust or otherwise to set aside Stock or funds to meet its obligations hereunder or under the Deferral Plan.

6.    Nothing herein or in the Deferral Plan or otherwise shall obligate the Corporation to register the shares of Stock to be issued hereunder. You acknowledge that federal and state securities laws or other laws may limit the extent to which you or your Beneficiary(ies) may sell or otherwise transfer or dispose of any shares of Stock issued hereunder. Under currently applicable rules under the Securities Exchange Act of 1934, as amended, you are required to report the award described above as a 2017 exempt award.

7.    The Board may at any time vote to accelerate the issuance of the 2017 shares to you, but only if doing so would be consistent with the requirements of Section 409A. The Deferral Plan and the award described herein are intended to comply with Section 409A and shall be subject to such modifications as are necessary so to comply.

8.    You agree that as a precondition to the issuance of any of the 2017 shares, you will pay to the Corporation such amounts, if any (including, but not limited to, income taxes and social insurance contributions if applicable), as are required to be withheld by the Corporation in respect of the award and payments described herein.

9.    The Deferral Plan and the award described herein shall be construed and administered by the Board in accordance with the laws of the Commonwealth of Massachusetts, and the determination of the Board shall be binding on all persons.